SCHEDULE 14A

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ARMSTRONG WORLD INDUSTRIES, INC.

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ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., LANCASTER, PA 17603 P.O. BOX 3001, LANCASTER, PA 17604 www.armstrongceilings.com May 1, 2017	Thomas M. Armstrong Founder 1860

2017 ANNUAL MEETING OF SHAREHOLDERS

ARMSTRONG WORLD INDUSTRIES, INC.

Dear Fellow Shareholders:

We look forward to your attendance virtually via the Internet, in person, or by proxy at the 2017 Armstrong World Industries, Inc. Annual Shareholders’ Meeting. We will hold the meeting at 8:00 a.m. Eastern Time on Thursday, July 13, 2017.

Fiscal year 2016 was a significant year for our company as we completed the separation of our Resilient Flooring and Wood Flooring segments into a separate and independent public company, Armstrong Flooring, Inc. We also celebrated our first year as a stand-alone ceilings and wall systems company, with a new focus and the resources to execute a strategic plan designed to create additional shareholder value. We exited the separation poised for growth with an experienced leadership team and a strong financial position.

In connection with and following the separation, we added three new members to our board who bring significant experience and skills. Cherryl T. Thomas brings significant senior executive leadership experience, as well as relevant experience in manufacturing, distribution and risk management. Roy W. Templin brings extensive senior executive leadership experience, experience as a board member and executive of manufacturing and distribution industries, and experience in risk management, strategic planning, finance, and mergers and acquisitions. Victor D. Grizzle, our President and Chief Executive Officer, provides significant insight regarding our operations, strategic planning and operational design, as well as comprehensive experience in global operations and manufacturing matters. Our proxy statement includes more information about all of our directors.

Please refer to the proxy statement for detailed information on each of the matters to be acted on at the meeting. Your vote is important, and we strongly urge you to cast your vote. For most items, including the election of directors, your shares will not be voted if you do not provide voting instructions via the Internet, by telephone, or by returning a proxy or voting instruction card. We encourage you to vote promptly, even if you plan to attend the meeting.

On behalf of your Board of Directors, thank you for your continued support of our company.

Very truly yours,

James J. O’Connor

Chairman of the Board

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	8:00 a.m. Eastern Time on Thursday, July 13, 2017

Attendance	Online at www.virtualshareholdermeeting.com/awi2017, or in person at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603

Record Date	April 28, 2017

Agenda	Items of Business	Board Recommendation

	1. Elect as directors the 10 nominees named in the attached proxy statement	FOR EACH DIRECTOR NOMINEE

	2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2017	FOR

	3. Approve, on an advisory basis, our executive compensation program	FOR

4.  Approve, on an advisory basis, the frequency with which shareholders will be presented with a non-binding proposal to approve the compensation of our named executive officers (every 1, 2 or 3 years)

ONE YEAR

How To Vote	•	Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting via the Internet or in person.

•	Your broker will not be able to vote your shares with respect to the election of directors unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

•	You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

•	See “ADDITIONAL MEETING INFORMATION” on page 60 of this proxy statement for further information.

Attending the Meeting	via the Internet:

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/awi2017.

Shareholders may vote and submit questions while attending the meeting on the Internet.

in person:

Proof of Armstrong World Industries, Inc. stock ownership and photo identification will be required to attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON JULY 13, 2017:

The Notice of Annual Meeting, this Proxy Statement and

the Company’s 2016 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT

This proxy statement was prepared under the direction of our Board of Directors (“Board”) to solicit your proxy for use at the 2017 Armstrong World Industries, Inc. annual meeting of shareholders (the “Annual Meeting”). When we refer to “we,” “our,” “us,” “Armstrong” and the “Company” in this proxy statement, we are referring to Armstrong World Industries, Inc. This proxy statement and the related materials are first being distributed to shareholders on or about May 15, 2017.

On April 1, 2016, as previously announced, we completed the separation of our Resilient Flooring and Wood Flooring segments into a separate and independent public company, Armstrong Flooring, Inc. (“AFI”), through the distribution of all of the then outstanding shares of AFI common stock to our shareholders (the “separation”). Since the Company’s business included the Resilient Flooring and Wood Flooring segments until the effective date of the separation, pursuant to U.S. Securities and Exchange Commission (the “SEC”) rules, this proxy statement contains disclosures related to the performance of the Company (including the Resilient Flooring and Wood Flooring segments) and the compensation of executive officers and directors during fiscal 2016, including executive officers and directors who no longer serve in such capacities for the Company.

As of March 30, 2016, in connection with the separation: (1) Victor D. Grizzle became our President and Chief Executive Officer, succeeding Matthew J. Espe; (2) Brian L. MacNeal became our Senior Vice President and Chief Financial Officer, succeeding David S. Schulz; (3) Matthew J. Espe, Michael F. Johnston, Jeffrey Liaw and Richard E. Wenz each retired or resigned as a director of the Company, effective as of the separation; and (4) Mr. Grizzle and Cherryl T. Thomas were elected as directors of the Company, effective as of the separation. Following the separation, at the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”), which was held on July 8, 2016, our shareholders reelected Stan A. Askren, Mr. Grizzle, Tao Huang, Larry S. McWilliams, James C. Melville, James J. O’Connor, John J. Roberts, Gregory P. Spivy and Ms. Thomas to the Board, and James J. Gaffney retired from the Board. Roy W. Templin was appointed as a director of the Company on September 13, 2016.

ITEM 1 – ELECTION OF DIRECTORS

On the recommendation of the Nominating and Governance Committee (“Governance Committee”), our Board has nominated the ten directors listed below for election at the Annual Meeting. The nominees include nine independent directors, as determined by the Board in accordance with the New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Principles. The tenth nominee is our President and Chief Executive Officer (“CEO”), Victor D. Grizzle. Each nominee’s term would, if elected, run from the date of his or her election until our next annual shareholders’ meeting, or until his or her successor, if any, is elected or appointed. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The Governance Committee performs an assessment of the qualifications and experience needed to properly oversee the interests of the Company. In doing so, the Governance Committee believes that aligning director qualifications and skill sets with our business and strategy is essential to forming a board of directors that adds value for shareholders. While our Board does not have a formal diversity policy with respect to director nominations, it believes that a board of directors composed of individuals with diverse attributes and backgrounds enhances the quality of our Board’s deliberations and decisions. Our Board has an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin, and emphasizing a diversity of viewpoints, educational backgrounds and professional experiences. Our Board believes that this diversity, coupled with strong personal and professional ethics, integrity and values, results in a board of

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

directors that is well-qualified to guide the Company with good business judgment.

The Governance Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on our Board and contributions to their respective committees. Our Board is also particularly interested in maintaining a mix of skills and qualifications that include the following:

Public Company CEO or COO within past 5 years

Senior	Executive Leadership

Manufacturing	& Distribution Operations

Financial	Literacy

Significant	International Experience
Finance	and Capital Markets Transactions

Technology

M&A

Risk	Management

Corporate	Governance/Law

Each director nominee’s biography in the pages that follow includes notable skills and qualifications that contributed to his or her selection as a nominee. Director skills and qualifications are also featured in the chart immediately following the biographies.

DIRECTOR NOMINEES

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Name	Age*	Director Since	Committee(s)†	Independent^
Stan A. Askren	56	2008	MDCC‡	✓
Victor D. Grizzle	55	2016
Tao Huang	54	2010	AC	✓
Larry S. McWilliams	61	2010	AC, MDCC	✓
James C. Melville	65	2012	MDCC, NGC‡	✓
James J. O’Connor (Chair)	80	2007	NGC	✓
John J. Roberts	72	2006	AC‡, NGC	✓
Gregory P. Spivy	48	2014	MDCC	✓
Roy W. Templin	56	2016	AC, MDCC	✓
Cherryl T. Thomas	70	2016	AC	✓
†	Committees: AC (Audit); MDCC (Management Development & Compensation); NGC (Nominating & Governance)
^	As defined in NYSE listing standards and our Corporate Governance Principles
‡	Denotes Chair of the Committee

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

All nominees currently serve as directors. Information concerning the nominees is provided below:

STAN A. ASKREN Director since: 2008 Age: 56 Independent

Mr. Askren has been chairman and CEO of HNI Corporation (“HNI”), the second largest office furniture manufacturer in the world and the nation’s leading manufacturer and marketer of hearth products, since 2004, and president since 2003. Previously, he was executive vice president of HNI from 2001 to 2003. Mr. Askren has worked at HNI for 25 years, including as vice president of marketing, vice president of human resources, and as an executive vice president and president of HNI’s hearth products operating segment. Mr. Askren has also worked in several industries and previously held multiple executive management and general management positions with Emerson Electric, Thomson S.A. and HNI Corporation. Mr. Askren also serves on the boards of directors of Allison Transmission Holdings, Inc., a commercial duty automatic transmission and hybrid propulsion systems manufacturer (since 2015), the Business and Institutional Furniture Manufacturers Association (past chair) and the Iowa Business Council (past chair). Mr. Askren formerly served on the board of directors of the Iowa Heritage Foundation. Mr. Askren brings to our Board extensive operating, senior executive leadership, manufacturing, sales and distribution expertise, as well as valuable insights from his experience as a public company chief executive officer.

VICTOR D. GRIZZLE Director since: 2016 Age: 55

Mr. Grizzle was appointed as our President and Chief Executive Officer on March 30, 2016. Previously, Mr. Grizzle served as Executive Vice President and Chief Executive Officer of Armstrong Building Products, a business unit of Armstrong, since January 2011. Prior to joining Armstrong, Mr. Grizzle served as Group President of Global Engineered Support Structures Coatings & Tubing and President of International Division for Omaha at Valmont Industries, Inc., an infrastructure and agricultural equipment manufacturer, since January 2006. Prior to Valmont, he served as President of the Commercial Power Division of EaglePicher Corporation, a manufacturing and resource extractive company. Before that, Mr. Grizzle spent 16 years at General Electric Corporation, where he served as an American business leader for General Electric’s Silicones Division. As President and Chief Executive Officer, Mr. Grizzle provides our Board with significant insight regarding our operations, strategic planning and operational design. In addition, Mr. Grizzle brings to our Board broad leadership and business expertise, as well as comprehensive experience in global operations and manufacturing matters.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

TAO HUANG Director since: 2010 Age: 54 Independent

Mr. Huang was previously the chief operating officer of Morningstar, Inc., a leading independent provider of investment research, until his retirement in December 2010. Mr. Huang spent almost 20 years with Morningstar, taking on increasing levels of responsibility from his start as an entry level technical programmer. He was named director of technology in 1992 and chief technology officer in 1996; he started Morningstar’s International Operation in 1998, held the position of president of International Division until 2000; he was promoted as the Company’s chief operating officer in October 2000 and served in this position until his retirement. Mr. Huang led Morningstar initiatives enabling significant growth, both organically and through acquisition, and oversaw continuous improvements in the operations of the firm’s core businesses. Mr. Huang is a founder and managing partner of Range Light, LLC, an investment firm (since 2012). Mr. Huang also serves on the board of directors of Equity Lifestyle Properties, Inc., a publicly-traded real estate investment trust (since 2015) and Principal Mutual Funds, an asset management firm (since 2013). Mr. Huang brings to our Board expertise developed from his experience in a data-intense and technology-driven organization managing growth and integration of acquisitions, as well as experience in international operations.

LARRY S. MCWILLIAMS Director since: 2010 Age: 61 Independent

Mr. McWilliams was previously the president and chief executive officer of Keystone Foods, a producer of proteins, from May 2011 to May 2012. From May 2005 to October 2010, he served as a senior vice president at Campbell Soup Company and subsequently became the president of Campbell International, responsible for all of Campbell Soup’s business in Europe, Latin America and Asia Pacific. Mr. McWilliams joined Campbell Soup in March 2001 as senior vice president – sales and chief customer officer, overseeing the company’s relationships with its global retail partners. In April 2003, he assumed the position of president – North America Soup. Mr. McWilliams was named senior vice president and president – Campbell USA in March 2004. Prior to Campbell Soup, Mr. McWilliams held positions at Coca-Cola from 1995 to 2001 and the Pillsbury Company from 1993 to 1995. Mr. McWilliams also serves on the boards of directors of AFI (since April 1, 2016) and Bob Evans Farms, a full-service restaurant company (since 2014). Mr. McWilliams formerly served on the Board of Directors of Godiva Chocolatiers International, a privately held company and the Board of Governors of St. Joseph’s University Food Marketing Council and the Grocery Manufacturers’ Association’s Industry Affairs Council. Mr. McWilliams offers our Board senior executive leadership capabilities and experience, as well as extensive knowledge of sales, marketing, customer service relationships, international markets and distribution channels.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

JAMES C. MELVILLE Director since: 2012 Age: 65 Independent

Mr. Melville is a member of the Minneapolis-based law firm of Kaplan, Strangis and Kaplan, P.A., where he has practiced in the corporate, governance, mergers and acquisitions, securities and financial areas since 1994. Prior to joining Kaplan, Strangis and Kaplan, P.A., Mr. Melville practiced with Dorsey and Whitney in their Minneapolis and London, England offices. Mr. Melville previously served as a member of our Board from September 2009 until July 2010 and now also serves on the board of directors of AFI (since April 1, 2016). Mr. Melville is active in numerous local and civic organizations and their boards. Mr. Melville served as an observer of our Board on behalf of the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the “Trust”) from August 2010 until February 2012. Mr. Melville brings to our Board extensive knowledge of the law, mergers and acquisitions, executive compensation, and corporate governance matters, as well as international experience and financial acumen. He has also gained intimate knowledge of the Company through his prior service on our Board and his prior role as a board observer for the Trust.

JAMES J. O’CONNOR Director since: 2007 Age: 80 Independent

Mr. O’Connor is a retired chairman of the board of directors and chief executive officer of Unicom Corporation. Mr. O’Connor joined Commonwealth Edison Company in 1963, became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994, Mr. O’Connor was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company, from which he retired in 1998. Mr. O’Connor also serves on the board of directors of AFI (since April 1, 2016), and previously served on the boards of directors of the following companies: Trizec Properties, Inc. (2003 to 2006); Corning, Inc. (1984 to 2011); Smurfit – Stone Container Corporation (2000 to 2011); and United Continental Holdings, Inc. (1984 to 2012). Mr. O’Connor has a broad business background, having served in several chief and senior executive positions with large companies and on the boards of companies as diverse as a utility company, an industrial manufacturing company and an airline. Mr. O’Connor also brings to our Board extensive knowledge and expertise in senior executive leadership, management, and corporate governance and board practices of other major corporations.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

JOHN J. ROBERTS Director since: 2006 Age: 72 Independent

Mr. Roberts served as global managing partner for PricewaterhouseCoopers LLP from 1998 until his retirement in June 2002. Mr. Roberts held numerous positions at Coopers & Lybrand LLP from 1967 until its merger with Pricewaterhouse LLP in 1998. From 1994 to 1998, Mr. Roberts served as one of three members of the Office of the chairman of Coopers & Lybrand’s United States operations. Prior to that time, Mr. Roberts held other positions at Coopers & Lybrand, including deputy vice chairman, vice chairman and managing partner. While serving in various executive capacities at PricewaterhouseCoopers, Mr. Roberts performed and supervised audit, tax and business consultative services, and developed extensive expertise in public company audits and financial reporting matters. Mr. Roberts serves on the boards of directors and audit committees of the following companies: Safeguard Scientifics, Inc., a provider of capital as well as strategic, operational and management resources to growth-stage businesses (since 2003; also serves on the compensation committee and nomination and governance committee), the Pennsylvania Real Estate Investment Trust, a business trust with primary investment focus on retail shopping malls (since 2003; also serves on the compensation committee), and Vonage Holdings Corporation, a provider of communications services (since 2004; also serves as lead director). Mr. Roberts previously served on the board of directors of Sicor, Inc. (2002 to 2004) and served as a director of our former holding company, Armstrong Holdings, Inc. (2003 to 2006). Mr. Roberts brings to our Board an extensive public accounting background, financial expertise, experience as an accounting executive and as a board member of businesses in diverse industries, and risk management, strategic planning and corporate governance capabilities.

GREGORY P. SPIVY Director since: 2014 Age: 48 Independent

Mr. Spivy is a Partner of ValueAct Capital. Prior to joining ValueAct Capital in September 2004, Mr. Spivy worked with Gryphon Investors, a private equity fund with $500 million in investments. Previously, Mr. Spivy was a Managing Director at Fremont Partners, a private equity firm. Prior to joining Fremont Partners, Mr. Spivy was a Director with The Bridgeford Group, and began his career in the mergers and acquisitions department of Lehman Brothers. Mr. Spivy is a director of Allison Transmission Holdings, Inc., a commercial duty automatic transmissions and hybrid propulsion systems manufacturer (since May 2015). Mr. Spivy is the former chairman of Seitel, Inc. (from 2006 to 2017), the former chairman of MSD Performance, Inc., and a former director of KAR Auction Services, Inc., MDS, Inc., MSC Software Corp. and PRA International. Mr. Spivy is also the Chair of the Board of Directors of Matriculate, a charitable organization dedicated to sending high-achieving, low-income high school students to college. Mr. Spivy brings to our Board his experience as a director of other public and private corporations, his advisory experience with ValueAct Capital’s portfolio companies, as well as his extensive financial services industry experience generally.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

ROY W. TEMPLIN Director since: 2016 Age: 56 Independent

Mr. Templin served as Chairman of the Board of Directors of Con-Way Incorporated (NYSE:CNW), a multinational freight transportation and logistics company, from January 2014 until its acquisition by XPO Logistics Inc. in 2015. He previously served as Executive Vice President and Chief Financial Officer of Whirlpool Corporation (NYSE:WHR), a multinational manufacturer and marketer of home appliances, from 2004 to 2012, and as Vice President and Controller of Whirlpool Corporation from 2003 to 2004. Prior, he served as Vice President, Finance and Chief Accounting Officer of Kimball International, Inc. He currently serves on the Board of Trustees of the Goldman Sachs Mutual Funds. Mr. Templin brings to our Board extensive experience as a senior executive, public company board member and executive of manufacturing and distribution industries, as well as experience in risk management, strategic planning, finance, and mergers and acquisitions.

CHERRYL T. THOMAS Director since: 2016 Age: 70 Independent

Ms. Thomas is President and Chief Executive Officer of Ardmore Associates, LLC, an engineering consulting firm, where she has been responsible for all financial, operational and management activities since 2003. Prior to founding Ardmore Associates, Ms. Thomas served as chairman of the board of the United States Railroad Retirement Board from 1998 until 2003, and as commissioner of the department of buildings of the city of Chicago from 1989 until 1994. Ms. Thomas serves on the boards of numerous local and civic organizations and foundations, including the Lyric Opera of Chicago (since 2007), the Chicago Zoological Society (since 2000), the Polk Bros Foundation (since 2009), the Brach Foundation (since 2015) and the Big Shoulders Foundation (since 2013). Ms. Thomas brings to our Board significant senior executive leadership experience, as well as relevant experience in manufacturing, distribution and risk management.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

Skills and Qualifications of Board of Directors

Askren Grizzle Huang McWilliams Melville O’Connor Roberts Spivy Templin Thomas

Public Company CEO or COO (past 5 years) Senior Executive Leadership Manufacturing and Distribution Financial Literacy Significant International Experience Finance and Capital Markets Transactions Technology M&A Risk Management Corporate Governance/Law

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Principles include guidelines regarding the responsibilities, duties, service and qualifications of our Board, the determination of a director’s independence and any conflict of interests, Board access to management and independent advisors, director compensation and stock ownership requirements, Board committees and other matters relating to corporate governance. Our Corporate Governance Principles are available on our website under “About Us” and then “Governance” or at https://www.armstrongceilings.com/corporate/governance.html. Also available at the same location on our website are the charters of the Audit Committee, the Management Development and Compensation Committee (“Compensation Committee”), and the Governance Committee of the Board, the Armstrong Code of Business Conduct and the Armstrong Code of Ethics for Financial Professionals. Our website is not part of this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only.

DIRECTOR INDEPENDENCE

It is the policy of the Company that our Board consist of a majority of directors who are not employees and are independent under all applicable legal and regulatory requirements, including the independence requirements of the NYSE. For purposes of evaluating the independence of directors, in accordance with our Corporate Governance Principles, our Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Consistent with our Corporate Governance Principles, to be considered “independent,” the Governance Committee has established qualifications to assist in the determination, which either meet or exceed the independence requirements of the NYSE.

Our Board has determined that all of our directors, with the exception of Mr. Grizzle, our President and CEO, are independent under NYSE listing standards and our Corporate Governance Principles. In addition, our Board has further determined that each of the members of the Audit Committee, the Compensation Committee and the

Governance Committee are independent within the meaning of the NYSE listing standards, any applicable minimum standards required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and enhanced standards required for membership on such committees by our Bylaws, namely that directors serving on such committees meet the independence criteria under both NYSE rules and Rule 10A-3(b)(1) under the Exchange Act.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Our Board oversees the Company’s risk profile and management processes for assessing and managing risk, both as a full Board and through its committees, which meet regularly and report to the full Board. Management is charged with managing risk through robust internal policies and controls.

The Company has maintained an enterprise risk management program since 2005. Risk management is an integral part of the Company’s culture. Management’s role is to identify, mitigate, guide and review the efforts of our business units, consider whether the residual risks are acceptable, and approve plans to deal with serious risks. Our Board’s role in risk management is to review the performance and functioning of the Company’s overall risk management efforts and management’s establishment of appropriate systems for managing risk. Specifically, our Board reviews management’s:

•	processes to identify matters that create inappropriate risk to achieving our business plans;

•	processes to assess the likelihood and impact of such risks in order to prioritize them;

•	identification of major risks and how we define “major;”

•	identification of primary risk mitigation owners;

•	mitigation of major risks, and our view of the resulting residual risk; and

•	monitoring of major risks.

Management provides its feedback on business unit risks during periodic business reviews and annual strategic planning discussions. Senior management periodically meets with designated risk mitigation owners and assesses control measures. In addition, senior management

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CORPORATE GOVERNANCE (CONTINUED)

regularly reevaluate the appropriateness of risk assessments and priorities. This process includes identifying risks that could prevent achievement of business goals or plans. Our internal audit group uses the resulting information as a basis for developing its audit plan.

Our Board reviews summary reports that assess the strategic, operational, infrastructure and external risks facing the Company. Each Board committee, consistent with its charter, assists our Board in overseeing the review of certain risks that are particularly within its purview, including as described in “BOARD MEETINGS AND COMMITTEES” below.

BOARD’S ROLE IN SUCCESSION PLANNING

Our Board is actively engaged and involved in talent management. Our Board reviews the Company’s “Organization Vitality” initiatives in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level, including CEO. During 2016, our Board and the Compensation Committee met on several occasions in furtherance of these initiatives. In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, our Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

BOARD LEADERSHIP STRUCTURE

Our Bylaws and Corporate Governance Principles provide our Board with the flexibility to determine what leadership structure works best for us, including whether the same individual should serve as both our Chairman and our CEO. In February 2010, our Board determined to split the positions of Chairman and CEO. At that time, Mr. O’Connor, who had been independent Lead Director from February 2008 through February 2010, was named Chairman and continues to serve in that capacity. The split of these positions allows Mr. Grizzle, our President and CEO, to focus on managing the business, while Mr. O’Connor, as Chairman, oversees our Board’s functions. Our Board will continue to evaluate its leadership and governance structure within the context of the specific needs of the business, current Board composition, and the best interests of Company shareholders.

Responsibilities of the Chairman include recruiting new Board members, overseeing the evaluation and compensation of the CEO, ensuring an appropriate succession plan, overseeing independent evaluation of risk, coordinating Board meeting schedules and agenda, chairing and leading the discussions at the meetings, and overseeing the annual performance evaluations of the Board, its committees and its individual members. The Chairman ensures information provided by management to the Board is sufficient for the Board to fulfill its duties and communicates with other directors on key issues and concerns outside of regularly scheduled meetings. The Chairman is also responsible for ensuring the effective functioning of the committees through appropriate delegation to, and membership of, the committees. Finally, the Chairman provides effective leadership for our independent directors to facilitate the independent oversight required by our Bylaws and Corporate Governance Principles, including by ensuring that:

•	a majority of our directors are independent;

•	all of the members of the Audit Committee, the Compensation Committee and the Governance Committee are independent directors; and

•	the Board meets at regularly scheduled executive sessions, outside of the presence of management. Mr. O’Connor, our Chairman, presides at these sessions.

In addition, each of the Board’s three standing committees regularly meet at similar executive sessions, at which the respective committee chairs preside.

COMMUNICATION WITH THE BOARD

Any person who wishes to communicate with the Board, nonemployee directors as a group, or individual directors, including the Chairman, may direct a written communication to the attention of the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. The Corporate Secretary will forward these communications to the intended recipient director(s), as appropriate. You may also send general messages to directors by email to directors@armstrongceilings.com. If you

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CORPORATE GOVERNANCE (CONTINUED)

wish to send an email message to the Governance Committee, including a recommendation regarding a prospective director, please send the message to CorpGovernance@armstrongceilings.com. The Corporate Secretary will forward these messages, as appropriate.

SHAREHOLDER OUTREACH

The Company’s relationships with its shareholders and other stakeholders are a critical part of our corporate governance profile, and the Board recognizes the value of taking their views into account. Among other things, engagement with the Company’s shareholders and other stakeholders helps the Board and management to understand the larger context and impact of the Company’s operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape policy.

In 2016, we initiated a formal shareholder outreach program to obtain investor perspectives on corporate governance, our executive compensation program, sustainability and other matters. On an annual basis, we intend to continue to solicit feedback from institutional investors, including asset managers, pension funds and social responsibility investors.

BOARD MEETINGS AND COMMITTEES

The Board met ten times during 2016, five of which were special meetings.

There are three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance Committee, each described below.

Each standing committee has a charter and consists solely of ‘independent’ or ‘outside’ directors who meet applicable independence standards required by the NYSE, the SEC, and the Internal Revenue Service, and under our Articles of Incorporation and Bylaws. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each committee is determined by the Board on the recommendation of the Governance Committee. The Company’s Corporate Governance Principles provide that (i) directors who are currently fully employed should not serve on more than two other corporate boards and (ii) other directors should not serve on more than four other corporate boards. The Board, after considering the circumstances of Mr. Roberts’ service on three other public company audit committees, determined that such service does not impact his ability to effectively serve on the Audit Committee.

All director nominees who served on the Board during 2016 participated in over 75% of the meetings of the Board and meetings of the Committees on which they served. Board members are expected to attend annual meetings in person or virtually, via the Internet. All Board members serving at the time attended the annual meeting in 2016.

Audit Committee    The Audit Committee met six times during 2016, one of which was a special meeting. The members of the Audit Committee are John J. Roberts (Chair), Tao Huang, Larry S. McWilliams, Roy W. Templin and Cherryl T. Thomas. During 2016, Jeffrey Liaw and Richard E. Wenz also served as members of the Audit Committee until their resignation from the Board in connection with the separation of AFI. Under its charter, the Audit Committee:

•

oversees (i) auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent registered public accounting firm and other independent auditors, (ii) the scope of the annual audits, non-audit services performed by the Company’s independent registered public accounting firm, and (iii) the Company’s accounting practices and internal accounting controls;

•	has sole authority to engage, retain and dismiss the independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in our SEC filings;

•	assists the Board in monitoring the integrity of the Company’s financial statements and the independent registered public accounting firm’s qualifications, independence and performance;

•	considers risks associated with overall financial reporting, legal compliance and disclosure processes; and

AWI 2017 Proxy Statement	11

CORPORATE GOVERNANCE (CONTINUED)

•	supervises and reviews the effectiveness of the Company’s internal audit and compliance functions, and compliance by the Company with applicable legal and regulatory requirements.

Each member of the Audit Committee meets the NYSE and SEC financial literacy requirements. The Board has determined that each of Mr. Roberts and Mr. Templin qualifies as an “Audit Committee Financial Expert” as defined pursuant to the Exchange Act. The Audit Committee regularly meets independently with the Company’s internal and independent auditors, with the leaders of the Company’s compliance function, and with management.

Management Development and Compensation Committee    The Compensation Committee met ten times during 2016, five of which were special meetings. The members of the Compensation Committee are Stan A. Askren (Chair), Larry S. McWilliams, James C. Melville, Gregory P. Spivy and Roy W. Templin. During 2016, Michael F. Johnston also served as a member of the Compensation Committee until his resignation from the Board in connection with the separation of AFI, and James J. Gaffney also served as a member of the Compensation Committee until he retired from the Board in connection with the 2016 Annual Meeting. Under its charter, the Compensation Committee:

•	oversees the design of our executive compensation and benefit programs and employment practices;

•	administers and makes recommendations regarding our incentive and equity compensation plans;

•

reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO and evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to the independent directors based on the evaluation;

•	oversees the evaluation of the other executive officers and establishes their compensation levels in collaboration with the CEO;

•	reviews incentive compensation to confirm that such compensation does not encourage unnecessary risk-taking; and

•	monitors senior management succession planning.

Nominating and Governance Committee    The Governance Committee met five times during 2016. The members of the Governance Committee are James C. Melville (Chair), James J. O’Connor and John J. Roberts. During 2016, James J. Gaffney also served as chair and a member of the Governance Committee until he retired from the Board in connection with the 2016 Annual Meeting. Under its charter, the Governance Committee:

•	monitors the independence of nonemployee directors;

•	reviews and evaluates director candidates and makes recommendations to the Board concerning nominees for election as Board members;

•	establishes criteria for the selection of candidates to serve on the Board;

•	recommends directors for appointment to Board committees;

•	makes recommendations to the Board regarding corporate governance matters;

•	reviews and makes recommendations to the Board regarding the compensation of nonemployee directors;

•	oversees the Company’s director education and orientation programs; and

•	coordinates an annual self-evaluation of the performance of the Board and each committee through assistance from an independent, third-party advisor.

Other Committees    In addition to the three standing committees described above, members of the Board regularly meet on an ad hoc basis to discuss and approve matters through other committees that have been previously established by the Board. Such committees address such matters as capital allocation, refinancing, succession planning and crisis response. In connection with the separation of AFI, our Board had established and maintained an Implementation Committee to oversee the preparation and implementation initiatives for the transaction in 2015 and 2016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of

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CORPORATE GOVERNANCE (CONTINUED)

the Company or its subsidiaries, or had any relationship with the Company that requires disclosure under applicable SEC regulations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Any related party transaction that may arise is required to be reviewed and approved by the Governance Committee, who must have no connection with the transaction. Related party transactions would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, shareholders owning more than 5% of the Company’s outstanding shares of common stock, per share par value $0.01 (“Common Stock”), or immediate family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in Item 404 of Regulation S-K under the Exchange Act. The Chair of the Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Governance Committee at its next regular meeting.

During 2016 and in connection with his appointment to the Board pursuant to a Nomination Agreement by and between the Company and ValueAct Capital, Mr. Spivy, a Partner of ValueAct Capital, received compensation at identical levels to our nonemployee director compensation program for his service on the Board. Following the expiration of the Nomination Agreement in 2016, Mr. Spivy was elected to the Board and continues to receive compensation pursuant to our nonemployee director compensation program. Mr. Spivy has directed that his cash retainers be directly paid to ValueAct Capital Management, L.P., and under an agreement with ValueAct Capital, Mr. Spivy is deemed to hold it for the benefit of ValueAct Capital Master Fund L.P., and indirectly for other members of the ValueAct Group.

POLICY ON MAJORITY VOTING IN THE ELECTION OF DIRECTORS

In February 2017, our Board adopted a Policy on Majority Voting as one of our Corporate Governance Principles. The Policy provides that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within 10 business days following the certification of the shareholder vote, tender his or her written resignation to the Board. Such tendered resignation will be considered by the Governance Committee taking into account any factors or other information it considers appropriate and relevant and, within 60 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will take formal action on the Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. The Board will consider the information, factors and alternatives considered by the Governance Committee and such additional factors, information and alternatives as the Board deems relevant.

Following the Board’s decision on the Governance Committee’s recommendation, the Company, within four business days after such decision is made, will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, and, if applicable, the Board’s reasons for rejecting the tendered resignation. A director whose resignation is accepted by the Board may not be re-appointed to fill the vacancy created by his or her resignation.

No director who is required to tender his or her resignation shall participate in the Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Governance Committee are required to tender their resignations, then the independent directors who are not required to tender their resignations will appoint an ad hoc Board committee from amongst themselves, consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. If such ad hoc committee would have been created but fewer than three directors would be eligible to serve on it, then the entire Board (other than the director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an ad hoc committee.

AWI 2017 Proxy Statement	13

CORPORATE GOVERNANCE (CONTINUED)

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Governance Committee will consider director candidates nominated by shareholders. The procedures for recommending candidates are posted at https://www.armstrongceilings.com/corporate/nominating-governance-committee.html. Shareholders who wish to suggest individuals for service on the Board are requested to review Article II, Section 4 of our Bylaws and supply the information required in (a) through (k) of that

Section in a written request to the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603.

When evaluating the candidacy of nominees proposed by shareholders, the Governance Committee may request additional information as it may consider reasonable to determine the proposed nominee’s qualifications to serve as a member of the Board.

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MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers as of April 1, 2017.

Name	Age	Present Position and Business Experience During the Last Five Years*
Victor D. Grizzle	55

Armstrong World Industries, Inc.

President & CEO; Director since April 2016

Executive Vice President & CEO, Armstrong Building Products (2011 to March 2016)

Valmont Industries

Group President, Global Structures, Coatings and Tubing (2005)

Brian L. MacNeal	50

Armstrong World Industries, Inc.

Chief Financial Officer since April 2016

Vice President, Global Finance and CFO, Armstrong Building Products (2014 to April 2016)

Heartland Energy Solutions

Interim Chief Financial Officer (2013 to 2014)

Campbell Soup Company

Vice President of Finance (2011 to 2013)

David S. Cookson	59	Armstrong World Industries, Inc. Senior Vice President, Americas since 2008
Charles M. Chiappone	54

Armstrong World Industries, Inc.

Senior Vice President, Ceilings Solutions since March 2016

Vice President of Global Marketing & Commercial Excellence, Armstrong Building Products (January 2012 to March 2016)

Alloy Polymers, Inc.

President & CEO (2008 to 2012)

Mark A. Hershey	47

Armstrong World Industries, Inc.

Senior Vice President, General Counsel since July 2011

Chief Compliance Officer since February 2012

Secretary (July 2011 to June 2014; since April 2016)

Ricoh Americas Corporation

Senior Vice President, General Counsel, Chief Compliance Officer & Secretary (2008)

Stephen F. McNamara	50	Armstrong World Industries, Inc. Vice President, Controller since July 2008
Ellen R. Romano	56	Armstrong World Industries, Inc. Senior Vice President, Human Resources since May 2013 Vice President, Human Resources, Armstrong Building Products (2009)
*	Information in parentheses regarding previously held positions indicates either the duration the Executive Officer held the position or the year in which service in the position began.

All executive officers are elected by the Board to serve in their respective capacities until their successors are elected or until their earlier resignation or removal by the Board.

AWI 2017 Proxy Statement	15

COMPENSATION OF DIRECTORS

In establishing compensation for our nonemployee directors, including the overall value of compensation and the mix of cash and equity, the Board analyzes competitive market data and any underlying director compensation trends generally, and compares our program to those of similarly sized companies in comparable industries. The Board is compensated through a combination of annual retainers and equity grants in the form of stock units. The Board believes that this level of compensation supports the Company’s ability to attract directors with suitable backgrounds and experiences. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any committee of the Board.

In connection with the separation of AFI in 2016, the Governance Committee reviewed the compensation program for nonemployee directors, including the 2008 Directors’ Stock Unit Plan, as amended (the “2008 Directors Stock Unit Plan”) and the then-proposed 2016 Directors’ Stock Unit Plan, as amended (the “2016 Directors Stock Unit Plan”). The review included an analysis of competitive market data and any underlying director compensation trends with assistance from an independent compensation consultant. Following that review, and a recommendation by the Governance Committee, the Board approved a decrease of $10,000 for the annual retainer fee (cash) for the Chair and a decrease of $20,000 for the annual retainer fee (equity) for the Chair, each effective as of April 1, 2016.

The 2016 Directors Stock Unit Plan was approved by the Company’s shareholders at the 2016 Annual Meeting.

The following table describes the elements of the compensation program for nonemployee directors in 2016:

Director Compensation Program

Element	Amount	Terms
Annual Retainer (Cash)	$90,000 $180,000 (Chair)**	paid in quarterly installments, in arrears
Annual Retainer (Equity)	$105,000 $185,000 (Chair)**

annual (or pro-rated) grant of Director RSUs

•   2016 Directors Stock Unit Plan***

•   vest at one year anniversary or earlier change in control if serving on such date, unless deferred

•   deliverable on date of end of service (except removal for cause)

•   one share per one unit upon delivery

•   no voting power until delivered

•   dividend equivalent rights

Committee Chair Fees*	$20,000 (AC; MDCC) $10,000 (NGC)	paid in quarterly installments, in arrears
Special Assignment Fees	$2,500 per diem ($1,250 for less than four hours)	may be paid in connection with: • one-on-one meetings with the CEO • plant visits • other non-scheduled significant activities approved by the Chair
*	Committees: AC (Audit); MDCC (Management Development & Development); NGC (Nominating & Governance)

**	In December 2015, the Board, on the recommendation of the Governance Committee, approved a decrease of $10,000 annual retainer fee (cash) for the Chair and a decrease of $20,000 for the annual retainer fee (equity) for the Chair, effective as of April 1, 2016. The above table reflects such decrease.

***	In prior years, the Annual Retainer (Equity) grants were made pursuant to the 2011 Directors Stock Unit Plan, which did not provide for deferral of equity vesting and providing for vesting the one year anniversary or earlier change in control if serving on such date. Grants made under this plan pre-2011 grants were deliverable six months following end of service (except removal for cause), while grants made 2011 and later were deliverable on date of end of service (except removal for cause).

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COMPENSATION OF DIRECTORS (CONTINUED)

Annual grants for the equity portion of the retainer are effective as of the first business day following the date of the Annual Meeting, and the amount of each grant is determined by the NYSE closing price of our shares of Common Stock on that date.

Director Compensation Table – 2016

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(f)	All Other Compensation ($)(4) (g)	Total ($) (h)
S. Askren	110,000	105,000	—	—	—	—	215,000
J. Gaffney(5)	50,000	—	—	—	—	—	50,000
T. Huang	90,000	105,000	—	—	—	—	195,000
M. Johnston(6)	22,500	—	—	—	—	—	22,500
J. Liaw(6)	22,500	—	—	—	—	—	22,500
L. McWilliams	90,000	105,000	—	—	—	5,000	200,000
J. Melville	95,000	105,000	—	—	—	10,000	210,000
J. O’Connor	182,500	185,000	—	—	—	15,000	382,500
J. Roberts	110,000	105,000	—	—	—	—	215,000
G. Spivy(7)	90,000	105,000	—	—	—	—	195,000
R. Templin(8)	22,500	88,050	—	—	—	—	110,550
C. Thomas(9)	67,500	135,369	—	—	—	—	202,869
R. Wenz(6)	22,500	—	—	—	—	—	22,500
(1)	Represents amounts that are in units of our shares of Common Stock. The amounts reported represent the aggregate grant date fair value for Director RSUs granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock on the date of the grant. For the number of Director RSUs credited to each director’s account as of March 31, 2016, see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS, pages 19, 20 and 21.
(2)	Directors do not receive stock options as part of their compensation for service on our Board.
(3)	Under the 2016 Directors Stock Unit Plan, directors may elect to defer the equity compensation that they receive as part of their compensation for services on our Board.
(4)	The amounts for Messrs. Melville and O’Connor also reflect the amounts they received for special assignment fees in connection with certain non-scheduled significant activities and projects.
(5)	Elected not to stand for re-election at the 2016 Annual Meeting.
(6)	Resigned effective as of March 30, 2016 in connection with the separation of AFI.
(7)	Under the Nomination Agreement with ValueAct Capital, Mr. Spivy is deemed to receive the cash portion of his retainer for Board service and hold the Director RSUs for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.
(8)	Appointed as a director on September 13, 2016.
(9)	Appointed as a director on April 1, 2016.

AWI 2017 Proxy Statement	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding shares of Common Stock as of March 31, 2017, or the date of any applicable reports filed by such persons or groups prior to that date. Beneficial ownership is determined in accordance with applicable rules of the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding(1)
ValueAct Capital Master Fund, L.P. One Letterman Drive, Building D, 4th Floor San Francisco, CA 94129	9,200,000	(2)	17.3%
Iridian Asset Management LLC 276 Post Rd. W. Westport, CT 06880	4,852,049	(3)	9.1%
Stockbridge Fund, L.P. 200 Clarendon St., 35th Floor Boston, MA 02116	3,697,355	(4)	6.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,274,646	(5)	6.1%
The London Company 1800 Bayberry Ct., #301 Richmond, VA 23226	3,019,362	(6)	5.7%

(1)	Based on 53,316,614 shares of the Company’s Common Stock outstanding as of March 31, 2017, as reported to the NYSE (60,675,542 shares reported, less 7,358,928 shares held in treasury).
(2)	On a Schedule 13D Amendment No. 1 filed with the SEC on December 16, 2014, ValueAct Master Fund, L.P. reported shared voting and dispositive power with respect to these shares of Common Stock. Shares reported as beneficially owned by ValueAct Master Fund are also reported as beneficially owned by (i) ValueAct Management L.P. as the manager of each such investment partnership, (ii) ValueAct Management LLC, as General Partner of ValueAct Management L.P., (iii) ValueAct Holdings, as the sole owner of the limited partnership interests of ValueAct Management L.P. and the membership interests of ValueAct Management LLC and as the majority owner of the membership interests of VA Partners I and (iv) ValueAct Holdings GP, as General Partner of ValueAct Holdings. Shares reported as beneficially owned by ValueAct Master Fund are also reported as beneficially owned by VA Partners I, as General Partner of ValueAct Master Fund. VA Partners I, ValueAct Management L.P., ValueAct Management LLC, ValueAct Holdings and ValueAct Holdings GP also, directly or indirectly, may own interests in one or more than one of the partnerships from time to time. By reason of such relationship ValueAct Master Fund is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, these shares of Common Stock of the Company, with VA Partners I (only with respect to ValueAct Master Fund), ValueAct Management L.P., ValueAct Management LLC, ValueAct Holdings and ValueAct Holdings GP.
(3)	On a Schedule 13G filed with the SEC on February 2, 2017, Iridian Asset Management LLC, David L. Cohen and Harold L. Levy reported that, as of December 31, 2016, they had shared voting and dispositive power with respect to 4,847,043 shares of Common Stock of the Company, and David L. Cohen reported that, as of December 31, 2016, he had sole voting and dispositive power with respect to 5,000 shares of Common Stock of the Company.
(4)

On a Schedule 13G Amendment No. 1 filed on with the SEC on February 15, 2017, Berkshire Partners Holdings LLC (“BPH”) reported, as of December 31, 2016, shared voting and dispositive power with respect to 3,697,355 shares of Common Stock of the Company; BPSP, L.P. (“BPSP”) reported, as of December 31, 2016, shared voting and dispositive power with respect to 3,697,355 shares of Common Stock of the Company; Stockbridge Fund, L.P. (“SF”) reported, as of December 31, 2016, shared voting and dispositive power with respect to 2,751,089 shares of Common Stock of the Company; Stockbridge Absolute Return Fund, L.P. (“SARF”) reported, as of December 31, 2016, shared voting and dispositive power with respect to 8,391 shares of Common Stock of the Company; Stockbridge Partners LLC (“SP”) reported, as of December 31, 2016, shared voting and dispositive power with respect to 3,697,355 shares of Common Stock of the Company; and Stockbridge Master Fund (OS), L.P. (“SOS”) reported, as of December 31, 2016, shared voting and dispositive power with respect to 274,275 shares of Common Stock of the Company. SA is the sole general partner of SF, SARF and SOS. SP, a registered investment adviser, is the investment manager for SF, SARF and SOS as well as certain

18	AWI 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

other accounts holding shares of the Company. As the managing member of SP, BPSP may be deemed to beneficially own shares of Common Stock that are beneficially owned by SP. As the general partner of BPSP, BPH may be deemed to beneficially own shares of Common Stock that are beneficially owned by BPSP. BPSP and BPH disclaim beneficial ownership of such shares of Common Stock of the Company.
(5)	On a Schedule 13G Amendment No. 1 filed on with the SEC on February 9, 2017, the Vanguard Group—23-1945930 reported, as of December 31, 2016, sole voting power with respect to 28,354 shares of Common Stock of the Company, shared voting power with respect to 4,367 shares of Common Stock, sole dispositive power with respect to 3,243,851 shares of Common Stock of the Company and shares dispositive power with respect to 30,795 shares of Common Stock as follows: Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,428 shares or .04% of the shares of Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 6,293 shares or 0.1% of the shares of Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.
(6)	On a Schedule 13G Amendment No. 1 filed with the SEC on February 14, 2017, The London Company reported that, as of December 31, 2016, they had sole voting and dispositive power with respect to 2,237,095 shares of Common Stock of the Company and shared dispositive power with respect to 782,267 shares of Common Stock of the Company.

Management and Directors

The following table sets forth, as of March 31, 2017, the amount of shares of Common Stock beneficially owned by all directors, the Company’s named executive officers (“NEOs”) as identified in the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 28 and all directors and executive officers as a group in accordance with applicable SEC rules.

Name	Number of Common Shares Beneficially Owned	Number of Shares Subject to Options(1) Exercisable or Which Become Exercisable Within 60 Days		Total Number of Shares Beneficially Owned(2)	Restricted Stock Units(3) / Unvested Options	Total Common Shares Beneficially Owned Plus Restricted Stock Units and Unvested Options
Stan A. Askren	—	*	*	—	31,430	31,430
David S. Cookson	19,905	27,336		47,241	27,112	74,353
Victor D. Grizzle	31,708	130,309		162,017	131,762	293,779
Matthew J. Espe(4)	87,534	834,117		921,651	—	921,651
Mark A. Hershey	14,065	69,496		83,561	40,819	124,380
Tao Huang	—	*	*	—	23,799	23,799
Brian L. MacNeal	1,574	2,493		4,067	27,933	32,000
Larry S. McWilliams	—	*	*	—	23,799	23,799
James C. Melville	4,229	*	*	4,229	12,743	16,972
James J. O’Connor	7,000	*	*	7,000	51,435	58,435
John J. Roberts	—	*	*	—	24,577	24,577
Ellen R. Romano	12,026	28,307		40,333	25,515	65,848
David S. Schulz(5)	3,996	—		3,996	—	3,996
Gregory P. Spivy(6)	—	*	*	—	6,051	6,051
Roy W. Templin(7)	2,670	*	*	2,670	2,146	4,816
Cherryl T. Thomas(8)	—	*	*	—	3,294	3,294
Directors and Executive Officers as a group (16 persons)(9)	101,360	308,101		409,461	470,367	879,828

(1)	Directors do not receive stock option grants under the 2008 Directors Stock Unit Plan, the 2016 Directors Stock Unit Plan or as part of the compensation program for directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

(2)	No individual director or executive officer beneficially owns 1% of the shares of Common Stock outstanding as of March 31, 2017. The directors and executive officers as a group beneficially own approximately 1.7% of the shares of Common Stock outstanding as of March 31, 2017.
(3)	Represents, in the case of NEOs, unvested time-based restricted stock units (“NEO RSUs”) granted to them under the 2006, 2011 and 2016 Long-Term Incentive Plan, as applicable, and, in the case of nonemployee directors, vested and unvested stock units (Director RSUs) granted to them as part of their annual retainer for Board service that are not acquirable by the director within 60 days of March 31, 2017 under the terms of the 2008 Directors Stock Unit Plan and the 2016 Directors Stock Unit Plan. See Directors Aggregate Ownership table below for further information. Neither the unvested NEO RSUs nor the Director RSUs have voting power.
(4)	Upon the effectiveness of the Company’s separation of AFI on April 1, 2016, Mr. Espe retired from the Company. On a Form 4 filed with the SEC on February 25, 2016, Mr. Espe reported that, as of April 24, 2016, he had beneficial ownership of 87,534 shares of Common Stock of the Company.
(5)	Upon the effectiveness of the Company’s separation of AFI on April 1, 2016, Mr. Schulz became an executive of AFI and all outstanding equity awards held by Mr. Schulz were converted to AFI equity awards, issued pursuant to an AFI equity incentive plan, in accordance with the employee matters agreement by and between the Company and AFI. On a Form 4 filed with the SEC on February 25, 2016, Mr. Schulz reported that, as of April 24, 2016, he had beneficial ownership of 3,996 shares of Common Stock of the Company.
(6)	Under the Nomination Agreement with ValueAct Capital, Mr. Spivy is deemed to hold the Director RSUs for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.
(7)	Mr. Templin received a pro-rated grant of Director RSUs as the equity portion of his retainer for Board service on September 19, 2016 following his appointment to the Board on September 13, 2016, which will vest on September 19, 2017, the one-year anniversary of the grant date for such Director RSUs.
(8)	In addition to the regular annual directors award, Ms. Thomas received a pro-rated grant of Director RSUs as the equity portion of her retainer for Board service on April 11, 2016 following her appointment to the Board on April 1, 2016, which will vest on April 11, 2017, the one-year anniversary of the grant date for such Director RSUs.
(9)	Includes amounts for Charlie M. Chiappone, SVP, Ceiling Solutions, and Stephen F. McNamara, VP, Controller, and excludes amounts for Mr. Espe and Schulz.

Directors – Aggregate Ownership

The table below sets forth, as of March 31, 2017, additional detail as to each nonemployee director’s ownership and rights to ownership in the Company’s equity.

Name	Common Shares	Vested Restricted Stock Units(1)	Unvested Restricted Stock Units(2)	Phantom Stock Units(3)	Total Equity	Total Value(4)(8)
Stan A. Askren	—	28,818	2,612	—	31,430	$1,447,352
Tao Huang	—	21,187	2,612	—	23,799	$1,095,944
Larry S. McWilliams	—	21,187	2,612	—	23,799	$1,095,944
James C. Melville	4,229	10,131	2,612	—	16,972	$781,561
James J. O’Connor	7,000	46,833	4,602	—	58,435	$2,690,932
John J. Roberts	—	21,965	2,612	11,773	24,577	$1,673,918	(5)
Gregory P. Spivy(6)	—	3,439	2,612	—	6,051	$278,649
Roy W. Templin(7)	2,670	—	2,146	—	4,816	$221,777
Cherryl T. Thomas(8)	—	—	3,294	—	3,294	$151,689
Total	13,899	153,560	25,714	11,773	193,173	$9,437,763
(1)

Under the terms of the 2008 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board service are not acquirable by the director until (i) for those Director RSUs granted prior to June 2011, the earlier of the six-month anniversary of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan); or (ii) for those Director RSUs granted during and after June 2011, on the date of the director’s separation from the Board for any reason other than a removal for

20	AWI 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan). Under the terms of the 2016 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board Service shall vest (contingent upon the Director’s continued service as of such date) on the earlier of (i) the one-year anniversary of the grant; (ii) the death or total and permanent disability of the Director; or (iii) the date of any Change in Control Event (as defined in the Plan).
(2)	Under the terms of the 2008 Directors Stock Unit Plan, Director RSUs vest on the first anniversary of the grant date. Under the terms of the 2016 Directors Stock Unit Plan, the vested units will be acquirable by the Director, at the election of the Director: (i) at the vesting of the units at the one-year anniversary of the grant or (ii) at the time of the Director’s termination of service. All of the director RSUs listed in this column will vest on July 9, 2017.
(3)	Phantom Stock Units awarded under the Company’s 2006 Phantom Stock Unit Plan (“Phantom Stock Unit Plan”) become payable (“Phantom Units Payment Date”) in cash on the earlier of the six-month anniversary of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the Phantom Stock Unit Plan). The cash payment amount will be equal to the number of units multiplied by the closing price of the shares of Common Stock on the stock exchange on which such shares are traded on the Phantom Units Payment Date.
(4)	Represents an amount equal to the sum of the number of shares of Common Stock beneficially owned, plus the number of vested and unvested Director RSUs, plus the number of Phantom Stock Units held, as applicable, multiplied by $46.05, which was the closing price of the shares of Common Stock of the Company on the NYSE on March 31, 2017.
(5)	Amount excludes $276,151.32 in accrued dividends (non-interest bearing).
(6)	Under the Nomination Agreement with ValueAct Capital, Mr. Spivy is deemed to hold the Director RSUs for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.
(7)	Mr. Templin received a pro-rated grant of Director RSUs as the equity portion of his retainer for Board service on September 19, 2016 following his appointment to the Board on September 13, 2016, which will vest on September 19, 2017, the one-year anniversary of the grant date for such Director RSUs.
(8)	In addition to the regular annual directors’ award, Ms. Thomas received a pro-rated grant of Director RSUs as the equity portion of her retainer for Board service in April 11, 2016 following her appointment to the Board on April 1, 2016, which will vest on April 11, 2017, the one-year anniversary of the grant date for such Director RSUs.

Stock Ownership Guidelines

In accordance with our Corporate Governance Principles, each nonemployee director must acquire and then hold until six months following the end of his service, phantom units and/or shares of Common Stock equal in value to three times the director’s annual retainer at the time he or she joined the Board. Directors endeavor to reach that level of ownership within five years of joining the

Board. With the exception of Mr. Spivy, Mr. Templin, and Ms. Thomas, all of the current directors have achieved this ownership requirement. As an officer of the Company, Mr. Grizzle is not subject to the stock ownership guidelines for nonemployee directors. Mr. Spivy, Ms. Thomas and Mr. Templin first became eligible to participate in the nonemployee director compensation program in December 2014, April 2016 and September 2016, respectively.

AWI 2017 Proxy Statement	21

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2017. In accordance with past practice, this selection will be presented to the shareholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our independent registered public accounting firm. The Audit Committee may reconsider its selection if the appointment is not ratified by the shareholders.

A representative of KPMG LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

22	AWI 2017 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm for 2016. In making this selection, the Audit Committee considered KPMG LLP’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG LLP to the Company.

Management of the Company has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. KPMG LLP is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting based on the criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Accordingly, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2016 with the Company’s management. The Audit Committee reviewed and discussed with management the critical accounting policies applied by the Company in the preparation of those financial statements. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee regularly considers the independence, qualifications and performance of KPMG LLP. Such consideration includes reviewing the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussing with KPMG LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2017.

Submitted by the Audit Committee

John J. Roberts (Chair)

Tao Huang

Larry S. McWilliams

Roy W. Templin

Cherryl T. Thomas

AWI 2017 Proxy Statement	23

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2016 and 2015, as well as fees billed for other services rendered by KPMG LLP. All fees in 2016 and 2015 were pre-approved by the Audit Committee.

(amounts in thousands)	2016	2015
Audit Fees(1)	$2,625	$3,948
Audit-Related Fees(2)	91	4,503
Audit and Audit-Related Fees Subtotal	2,716	8,451
Tax Fees(3)	1,833	1,888
All Other Fees	—	—
Total Fees	$4,549	$10,339

(1)	Audit Fees are for services rendered in connection with the integrated audit of the Company’s consolidated financial statements as of and for the year, for which a portion of the billings occurred the following year. Audit fees were also incurred for reviews of consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, services normally provided in connection with statutory and regulatory filings, and services for comfort letters.

(2)	Audit-Related Fees consisted principally of fees for audits of financial statements of certain employee benefit plans, agreed-upon procedures, accounting research assistance on technical topics and other matters with respect to non-U.S. statutory financial statements. Audit-Related Fees in 2015 include fees associated with services provided in connection with the separation of AFI.

(3)	Tax Fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals and other tax consultation and compliance services.

The Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence, and has concluded that KPMG LLP was and is independent of the Company in all respects.

Audit Committee Pre-Approval Policy

The Audit Committee adheres to a policy that requires the Audit Committee’s prior approval of any audit, audit-related and non-audit services provided by the firm that serves as our independent registered public accounting firm. Pursuant to this policy, management cannot engage the firm for any services without the Audit Committee’s pre-approval. The Audit Committee delegates to the Audit Committee Chair the authority to pre-approve non-audit services not exceeding 5% of the total audit fees for the year for purposes of handling immediate needs, with a report to the full Audit Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Exchange Act.

24	AWI 2017 Proxy Statement

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Company is seeking your advisory vote on our executive compensation program. The Company asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the 2011 Long-Term Incentive Plan and the 2016 Long-Term Incentive Plan, make up a majority of the pay that the Company provides to our executives. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation, as well as to its executive compensation programs, in response to shareholder input, including a number of enhancements mentioned in this proxy statement.

Our executive compensation program has played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company. Fiscal year 2016 was a significant year for our company, as we completed the separation of our Resilient Flooring and Wood Flooring segments into a separate and independent public company, Armstrong Flooring, Inc. We also celebrated our first year as a stand-alone ceilings and wall systems company, with the resources to develop and execute a strategic plan designed to create additional shareholder value.

We believe that our executive compensation program, which was modified by our Compensation Committee in connection with the separation, is structured appropriately to support our company and our business objectives, particularly our post-separation structure and strategies.

Our Compensation Committee has developed and maintained a compensation program that is intended to: align executive interests with shareholders’ interest; link pay and performance by placing a significant portion of compensation “at risk” based on performance against pre-established goals; and provided a competitive level of compensation globally to enable access to high-quality executives in a competitive way.

As reflected in the total shareholder return components of our new program, if the value we deliver to our shareholders increases, so does the compensation we deliver to our executives.

We maintain strong corporate governance over our executive pay programs. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices

Our Compensation Committee, our Chief Executive Officer, and our head of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT

AWI 2017 Proxy Statement	25

ITEM 4 – ADVISORY APPROVAL OF FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The Company is seeking your advisory vote on the frequency of future shareholder advisory votes on our executive compensation program. In particular, we are asking whether the advisory vote should occur every year, every two years or every three years. The Company asks that you support a frequency period of every year (an annual vote) for future non-binding shareholder votes on compensation of our named executive officers.

A shareholder advisory vote on executive compensation is important to the Company. We appreciate the past approval of our incentive pay programs by our shareholders, which have historically occurred every three years. We believe that this approach serves both our company and our shareholders well, ensuring a direct alignment between executive compensation and financial performance results. Setting a one year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. We also believe that an advisory vote every year will be the most effective timeframe for the Company to respond to shareholders’ feedback and provide the Company with sufficient time to engage with shareholders to understand and respond to the vote results.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING SHAREHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

26	AWI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this compensation discussion and analysis (“CD&A”) section, we review the objectives and elements of our executive compensation philosophy, as well as the alignment of our program with the Company’s performance and compensation decisions in 2016 relating to our named executive officers (“NEOs”).

EXECUTIVE SUMMARY

Business Overview

We are a leading global producer of ceiling and wall systems and, prior to April 1, 2016, flooring products, for use primarily in the construction and renovation of residential, commercial and institutional buildings. We design, manufacture and sell ceiling and wall systems (primarily mineral fiber, fiberglass wool and metal) and, prior to April 1, 2016, flooring products (primarily resilient and wood) around the world.

Fiscal year 2016 was a transformational year for our company that included separation of our legacy Resilient Flooring and Wood Flooring businesses. Effective April 1, 2016, we separated Armstrong Flooring, Inc. (“AFI”), resulting in two independent, publicly-traded companies, the Company and AFI, with AFI owning and operating the Resilient Flooring and Wood Flooring business and the Company continuing to own and operate the Building Products (Ceilings) business.

The separation provided our Board with the opportunity to design and implement compensation programs more appropriate to the goals, objectives and performance of our business as an independent company. Accordingly, our Compensation Committee designed and approved new executive compensation plans with performance-based features to establish strong incentives for performance and growth of our newly-independent company. The new plans were designed to directly link compensation to meaningful improvement in company performance. In addition, in connection with the closing of the separation, the Compensation Committee approved one-time Long-Term Incentive (“LTI”) awards to our most senior executives, namely Messrs. Grizzle, MacNeal, Cookson and Chiappone, who are most able to drive strategic decision-making. These special awards were designed at three-times their respective individual LTI targets, representing the combination of an annual award at LTI target, which may be replicable over time, plus a one-time, special LTI award at two-times LTI target intended to motivate and compensate for accelerating performance as an independent, standalone company. These LTI grants are expected to encourage and promote business practices that will produce sustainable increases in shareholder value.

Our 2016 LTI plan is primarily composed of performance-based restricted stock units (“PSU”), with performance based on the metrics of absolute total shareholder return (“Absolute TSR”) and Cumulative Free Cash Flow. Our Compensation Committee selected Absolute TSR as a metric in our LTI plan, because we believe it best represents and captures shareholder value creation (particularly as compared to other financial metrics), while providing senior management with the enhanced flexibility and levers needed to drive meaningful performance changes. Our Compensation Committee selected Free Cash Flow as a metric in the LTI plan, because we believe Free Cash Flow will create a strong alignment with performance activities and growth over the performance period. The plan has a three-year performance period to allow a reasonable timeframe for value creation, challenging targets with substantial upside for breakout performance and a payout scale that defines meaningful hurdles on the way to breakout performance. These plan features and others described in more detail in the body of this Compensation Discussion and Analysis are all designed to strongly align the interests of management and shareholders, and to provide strong incentives for performance and growth consistent with our strategic plan.

AWI 2017 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Named Executive Officers

The Company’s named executive officers for the fiscal year ended December 31, 2016 were(1):

Victor D. Grizzle President and CEO

Brian L. MacNeal Senior Vice President and CFO

David S. Cookson Senior Vice President, Americas

Mark A. Hershey Senior Vice President, General Counsel and Chief Compliance Officer

Ellen R. Romano Senior Vice President, Human Resources

Matthew J. Espe President and CEO(2)

David S. Schulz Senior Vice President and CFO(3)

(1)	We determined the above NEOs for 2016 in accordance with SEC rules, which require that we include: all individuals who served as our principal executive officer (Messrs. Grizzle and Espe) and principal financial officer (Messrs. MacNeal and Schulz) during the year, regardless of compensation level; and our three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of the last completed fiscal year (Messrs. Cookson and Hershey and Ms. Romano).
(2)	Mr. Espe retired effective March 31, 2016. Terms of his separation agreement are set forth in the Form 8-K dated April 4, 2016.
(3)	Mr. Schulz became an executive of AFI on April 1, 2016, the effective date of separation of AFI.

Separation and Executive Leadership

Our NEOs and other members of our senior leadership team have significant relevant experience in the ceilings and wall solutions business. In connection with the separation, our Board approved a new management team with the skills and experience to take advantage of organic and inorganic growth opportunities around the globe.

2016 Compensation and Performance Highlights

As a result of the separation, 2016 was a transitional year for short-term and long-term compensation, both in terms of compensation actions relating specifically to the separation and in the design of our programs. We placed significant emphasis on driving operational results within our businesses during this transition phase, while also executing on the separation.

Our Compensation Committee designed our annual incentive plan for 2016 to place specific emphasis on the Company’s ability to generate cash by using Free Cash Flow (“FCF”) as the metric for global Company results and cash conversion for regional results. FCF was selected to create strong alignment with performance activities and growth. Generating cash allows us to invest in growth initiatives and increase the value of our business.

Cash Conversion was selected as a regional operation metric and focuses on components of FCF. FCF is defined to be cash flow from operations minus cash flow used in investing activities. Cash Conversion is defined as the cash remaining when capital expenditures for property, plant and equipment are subtracted from earnings before interest, taxes, depreciation, and amortization (EBITDA). Recognizing the challenges and needs associated with separation and the transition to a standalone, independent company, our Compensation Committee specifically identified and selected cash metrics as the basis for the 2016 annual incentive plan. These measures align to key elements of our operating plan and financial goals, including enhanced revenue, manufacturing productivity and competitive sales, general, and administrative expense, and are strong indicators of our overall operating performance.

To further align the interest of executives with shareholders, our Compensation Committee designed our long-term incentive plan for 2016 to include PSU grants for all the NEOs, which were tied to Absolute TSR and FCF. In connection with the separation and base salary reductions described below, Mr. Hershey and Ms. Romano also received retention grants in the form of restricted stock units (“RSUs”). For more information concerning these awards, see “2016

Compensation Design and Outcomes – Other LTI

28	AWI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Awards – Long-Term Performance and Retention” on page 40.

Fiscal year 2016 key performance highlights included:

•

Adjusted EBITDA:    Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)* of $319 million on an ongoing standalone basis was consistent with our external guidance, as margins expanded 130 bps on a comparable basis from the prior year. The core value drivers of our business enabled the improvement, as increases in average unit value, lower manufacturing and input costs and another record earnings year from our WAVE joint venture drove results.

•

Consolidated Net Sales:    Consolidated constant currency net sales increased 2% compared to 2015. Constant currency sales in the Americas increased 4.3% over the prior year with volumes growing 2.5%. Constant currency sales also improved 1.6% in the Pacific Rim.

•	Free Cash Flow: $117 million of FCF exceeded the high end of our guidance range of $100 million.

•	Adjusted EPS: Adjusted earnings per share of $2.34 increased 36% on a comparable basis versus the prior year.

•	Investments: Execution on planned investments in our Marietta, Pennsylvania and Pontarlier, France ceilings plants proceeded on schedule and within budget.

•	Business Development: We acquired Tectum, Inc., an Ohio-based manufacturer of acoustical wall systems.

•	Share Repurchase: We implemented a $150 million share repurchase program and, through December 31, 2016, repurchased 1.1 million shares of our common stock, approximately 2% of our public float.

•

Cost Reduction:    Given challenging market conditions in our international markets, we proactively initiated cost reduction actions that included idling one of our two ceilings plants in China and implemented SG&A cost containment actions in both EMEA (Europe, Middle East and Africa) and the Pacific Rim. As a result of these actions, Adjusted EBITDA improved in our international businesses by $5 million, up almost 30% from the prior year.

Please also see our Company’s Consolidated Financial Statements in our Annual Report on Form 10-K filed on February 27, 2017.

*	Continuing operations basis, excludes non-cash pension expense. Please refer to Annex A for a reconciliation of Adjusted EBITDA to U.S. GAAP.

Post-Separation Shareholder Engagement

Following the separation of AFI, in addition to our regular investor relations activities, we engaged in a formal shareholder outreach program to obtain detailed investor perspectives on corporate governance, our executive compensation program, sustainability and other matters. We intend to continue to solicit feedback from shareholders through more outreach initiatives. In 2016, we engaged in outreach dialogues over the course of the year with shareholders representing approximately 30% of our shares outstanding at time of outreach. The outreach discussions were conducted by Mr. Hershey and Ms. Romano.

2017 Priorities

For 2017, our key priorities include:

•	Revenue: Driving revenue growth by leveraging our existing global capabilities and focusing on an expanded ceilings solutions market.

•	Capabilities: Enhancing our manufacturing capabilities and expanding our Americas commercial sales resources to align with broader market opportunities.

•	International: Improving profitability of our international businesses.

•	Capital Improvements: Continuing to pursue productivity, efficiency and working capital improvements in our manufacturing operations.

•	Capital Allocation: Allocating capital to high return opportunities while optimizing FCF.

Our Executive Compensation Philosophy, Objectives, Elements and Characteristics

Compensation Philosophy and Objectives

Our long-term success and growth depend on highly capable global leaders with appropriate experience and skills to deliver our strategy in a volatile and challenging market environment. Our executive compensation program is designed to

AWI 2017 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

attract, motivate and retain those high-quality leaders. In developing and maintaining our executive compensation program, the Compensation Committee focuses on the following key objectives:

•	Aligning executive interests with shareholder interests.

•	Creating a strong link between pay and performance by placing a significant portion of compensation ‘‘at risk’’ based on performance against pre-established goals.
•	Structuring sufficiently competitive compensation packages globally, to enable access to high-quality executives in a highly competitive talent environment.

•

As a special focus for 2016, providing incentives to keep management in place and fully focused on the Company prior to, during and immediately following the separation process, and providing strong incentives to achieve our three-year strategic goals.

30	AWI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Elements

In 2016, we executed our compensation philosophy through a combination of: (a) fixed compensation, including (i) base salaries, (ii) benefits and (iii) limited perquisites; and (b) performance-based compensation, including (i) cash incentive awards under our annual incentive plan, and (ii) grants of PSU and RSU awards under our 2011 Long-Term Incentive Plan (for awards prior to 2016) and our 2016 Long-Term Incentive Plan.

Type	Compensation Elements	Form and Objective	Further Information	Key 2016 NEO Actions
Fixed	Base Salary

•   Delivered in cash

•   Provides reasonable and market competitive fixed pay delivered to each NEO, and reflects his or her role, responsibility, individual performance and contribution to the Company

•   Generally set at peer group and/or market median

			• Base Salary changes for our NEOs are presented on page 36	• Salaries were adjusted to take into account the separation, effective April 1, 2016
Benefits

•   Standard range of health, welfare, and retirement benefits generally similar to those provided to other salaried employees, except that executives:

•   are eligible to receive enhanced Company-paid long-term disability benefits;

•   are eligible for non-qualified retirement benefits

Limited Perquisites

•   Very limited perquisites or personal benefits

•   Personal financial counseling at a cost generally less than $4,500 per NEO

•   Executive physicals at a cost typically less than $5,000 per NEO

•    Executive Long-Term Disability at a cost generally less than $5,000 per NEO

Performance-Based	Annual Incentive Plan (“AIP”)

•   Delivered in cash

•   Provides an annual incentive opportunity for achieving financial results based on performance goals tied to our annual operating plan

•   Drives selected target metric performance

•   Awards tied to Company, region and individual performance, including leadership behaviors

•   Target opportunity generally set at Peer Group and/or Market median

			• AIP was based on FCF for global Company results and cash conversion for regional results (as described on pages 36 to 38)	• NEOs received AIP payments ranging from 114% to 122% of target
Long-Term Incentive Plan

•   Delivered in PSUs and/or RSUs

•   Drives and promotes long- term value-creation for our shareholders, and fosters retention, by rewarding execution and achievement of goals linked to our longer term strategic initiatives and stock performance

•   Target opportunity generally set at peer group and/or market median

•   In 2016, our Compensation Committee awarded 3-year PSUs tied to Absolute TSR and FCF, as well as time-based RSUs to two NEOs.

• LTI performance goals were based on FCF and Absolute TSR (as described on pages 38 to 40)

•   NEOs received annual PSU awards with values ranging from 75% to 250% of base, as well as a special PSU grant equal to two times the annual target LTI award.

•   Mr. Hershey and Ms. Romano received one-time retention awards in the form of time-based RSUs in connection with base salary reductions.

•   2014-2016 PSU award paid out at 50% of target

AWI 2017 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Characteristics

We subscribe to a “pay-for-performance” philosophy. Our compensation program maintains the following attributes:

•

Compensation at Risk – A significant amount of each NEO’s target total direct compensation (“TDC”), composed of base salary, short-term and long-term incentive compensation is dependent upon achieving specific results and is, therefore, “at risk” with the value of one or more elements of compensation tied to the achievement of financial and/or other measures the Company considers important drivers of shareholder value.

•

Multiple and Appropriate Performance Metrics – We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single metric. In 2016, we used FCF and Absolute TSR in our LTI plan as performance metrics to maintain a focus on longer-term metrics that help drive shareholder value. We used FCF and cash conversion as our metrics in AIP. Recognizing the challenges and needs associated with separation and the transition to a standalone, independent company, our Compensation Committee specifically identified and selected cash metrics as the basis for the 2016 annual incentive plan. These measures align to key elements of our operating plan and financial goals, including: enhanced revenue, manufacturing productivity and competitive sales, general, and administrative expense and is a strong indicator of our overall operating performance.

•

Emphasis on Long-Term Incentive and Annual Incentive Compensation – Long-term incentive compensation and annual incentive compensation for our NEOs make up a large percentage of their total direct compensation. Incentive compensation helps drive performance and aligns the interests of employees with those of shareholders. By tying a significant portion of total direct compensation to long-term incentives over a three-year period, we promote longer-term perspectives regarding Company performance.

•	Recoupment Policy – We have the ability to recoup certain stock-based awards in the event of termination of employment for willful, deliberate or gross misconduct or in the event a participant engages in injurious conduct after termination of employment. To the extent the SEC adopts future rules for clawback policies that require changes to our policies; we will revise our policies as appropriate.

•

Prohibition on Derivative Transactions – Our insider trading policy prohibits derivative transactions in our shares of Common Stock, including: trading in puts, calls, covered calls, or other derivative products involving our securities; prohibits engaging in any hedging transaction with respect to our securities; and, prohibits holding company securities in a margin account or pledging our securities as collateral for a loan.

•

Stock Ownership Guidelines – Our NEOs are subject to stock ownership guidelines, which help to promote longer-term perspectives and align interests with those of our long-term shareholders. The required ownership multiple is six times annual base pay for our CEO and three times annual base pay for our other NEOs.

•

Linear and Capped Incentive Compensation Payouts – The Compensation Committee establishes financial performance goals that are used to plot a linear payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short- term decision making. The maximum payout for the annual incentive compensation is 200% of target. Long-term incentive compensation is capped at 275% of target for Messrs. Grizzle, MacNeal and Cookson and 225% of target for Mr. Hershey and Ms. Romano.

•	Change in Control Double Trigger – Double trigger vesting of equity grants upon a change in control.

•	Lack of Tax Gross-Ups – No plans or agreements provide tax gross-ups to our NEOs under Section 280G or 4999 of the Internal Revenue Code.

•	Holding Requirements – Post-vesting holding requirements apply for amounts payable above target in our 2016 performance-based equity grants for Messrs. Grizzle, MacNeal and Cookson.

32	AWI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table illustrates how our executive compensation elements align with our compensation objectives.

Executive Compensation Element	Attract Talented Employees	Align Management and Shareholder Interests	Pay for Performance	Motivate and Retain Management
Base Salary	✓			✓
Annual Incentive (AIP)	✓	✓	✓	✓
Long-Term Incentive (LTI)	✓	✓	✓	✓

HOW WE MAKE COMPENSATION DECISIONS

Our Compensation Committee is responsible for executive compensation program design and the decision-making process relative to NEOs specifically, and broadly, as these programs apply to other senior leaders and participating employees.

The Compensation Committee solicits input from the independent members of the Board, the CEO, other members of management and its independent compensation consultant to assist it with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Roles of Key Participants

Compensation Committee

• Sets the philosophy and principles that guide the executive compensation program;

• Oversees the design of our executive compensation program in context of our culture, competitive practices, legal and regulatory landscape and governance trends;

• Reviews and approves short- and long-term incentive compensation design, including performance goals and the reward consequences for delivering above or below target performance;

• Reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO, evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to be ratified by the independent directors based on the evaluation; and

• Oversees the evaluation of the other executive officers and approves their compensation in collaboration with the CEO.

Independent Members of the Board	• Participate in the performance assessment process for the CEO; and • Review CEO compensation decisions, including base salary, AIP and LTI awards.
Committee Consultant – Willis Towers Watson

• Provides analysis, advice and recommendations with regard to executive compensation;

• Attends Compensation Committee meetings, as requested, and communicates between meetings with the Compensation Committee Chair and other Committee members; and

• Advises the Compensation Committee on market trends, regulatory issues and developments and how they may impact our executive compensation program.

CEO	• Provides input to the Compensation Committee on senior executive performance and compensation recommendations.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Independent Compensation Consultant

In July 2016, the Compensation Committee renewed its engagement of Willis Towers Watson as its independent consultant on executive compensation matters.

Willis Towers Watson serves as our Pension Plan Actuary in Canada (an arrangement that has been in place for several years, prior to Willis Towers Watson becoming the Compensation Committee’s consultant). Typical actuary annual fees are $150,000. We also purchase select compensation and HR survey data from the firm. Willis Towers Watson does not perform any other services for the Company. At the request of the Compensation Committee, in addition to providing general executive compensation advice, Willis Towers Watson performed the following services during 2016:

•

Advised on the design considerations with respect to the 2016 short-term and long-term incentive programs to ensure appropriate linkage between short- and long-term performances and pay in a post-separation business environment;

•	Advised the Compensation Committee on the composition of a revised peer group;

•	Advised on various questions related to the separation;

•	Advised the Compensation Committee on setting the CEO’s compensation; and

•	Provided an update on current compensation trends, market practices and relevant executive compensation legislation.

The Compensation Committee determined the work of Willis Towers Watson did not raise any conflicts of interest in 2016. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and corresponding rules of NYSE, including the fact that Willis Towers Watson provides limited other services to us, the level of fees received from us as a percentage of Willis Towers Watson’s total revenue, policies and procedures employed by Willis Towers Watson to prevent conflicts of interest, and whether the individual Willis Towers Watson advisors to the Compensation Committee own any shares of Common Stock or have any business or personal relationships with members of the Compensation Committee or our executive officers.

After considering all of the factors required by the NYSE rules and all other factors relevant to Willis Towers Watson’s independence, the Compensation Committee has determined Willis Towers Watson is independent.

Use of Competitive Data

In setting NEO compensation, the Compensation Committee considers independent survey data, peer compensation data, tally sheets, wealth accumulation analyses and related benchmark information.

Annual Compensation Benchmarking

Annually, the Compensation Committee reviews all components of NEO compensation compared to competitive market data.

In general, we target NEO pay to be at or near the 50th percentile of the competitive market, but we may deviate from this target based on an individual’s performance or internal equity with peers situated at similar levels, or to attract the required level of global business knowledge and leadership needed to achieve our strategic objectives.

The principal sources of market data include the following (“Competitive Market”):

•	Survey data (all NEOs), including surveys by AonHewitt and Willis Towers Watson (“Market”)

•	Peer Group data (CEO and CFO) (“Peer Group”)

Consideration of 2014 Advisory Shareholder Vote on Executive Compensation

At our 2011 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every three years. In accordance with this vote, the Board implemented an advisory vote on executive compensation every three years until the next required vote on the frequency of shareholder votes on the compensation of executives. That vote is scheduled to occur at the 2017 annual meeting (see page 26 for our recommendation that advisory votes on executive compensation occur every year). Our most recent advisory shareholder vote on executive compensation took place at the 2014 annual meeting.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Our Board and Compensation Committee appreciate and value the views of our shareholders with respect to our executive compensation program. In considering the results of the 2014 favorable (97%) advisory vote on executive compensation, the Compensation Committee believes that our executive compensation programs have been effective in implementing our stated compensation philosophy and objectives.

The Compensation Committee recognizes executive pay practices and notions of sound governance principles continue to evolve. While no specific changes were implemented as a result of the vote, the Compensation Committee intends to continue to pay close attention to ongoing trends and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. As discussed in this Compensation Discussion and Analysis, the Compensation Committee has redesigned the 2016 short-term and long-term incentive compensation plans to support our post-separation business plan. Please refer to “COMMUNICATION WITH THE BOARD” on page 10 for further information about communication with the Compensation Committee of the Board.

Peer Group

The Compensation Committee uses compensation data compiled from a group of peer companies based on a number of pre-established criteria, including business model comparability, company size measured by revenue (one-half to two times the Company’s revenue) and market capitalization, global presence, and investor capital.

During 2016, our Compensation Committee conducted an in-depth review of our Peer Group and the related selection criteria taking into consideration the impact of the separation. The resulting new Peer Group consists of 20 manufacturing companies with only four remaining from the prior year’s Peer Group. The new Peer Group companies have similar size and complexity, and similar or related businesses and reflect relevant labor markets.

Our new Peer Group consists of 20 manufacturing companies in the building and construction industries and is reflected below:

Allegion PLC	Headwaters Incorporated	Nortek, Inc.*
AO Smith Corp.*	Herman Miller Inc.*	OMNOVA Solutions Inc.
Apogee Enterprises, Inc.	Interface, Inc.	PH Glatfelter Inc.
Ferro Corporation	Knoll, Inc.	Ply Gem Holdings, Inc.
Gibraltar Industries, Inc.	Kraton Performance Polymers Inc.	Quanex Building Products Corp
Griffon Corporation	Louisiana-Pacific Corp*	Simpson Manufacturing Co., Inc.
HB Fuller Co.	Masonite International Corporation

*Prior Year’s Peer Group

Tally Sheets and Wealth Accumulation Analyses

The Compensation Committee uses tally sheets and wealth accumulation analyses when evaluating compensation-related decisions for each NEO.

•	Tally sheets provide historic information on each executive’s equity and non-equity compensation, and other compensation such as potential payments upon termination of employment.
•	Wealth accumulation analysis assesses the total Company-specific wealth that could be earned by each NEO given certain stock price assumptions.

Compensation Mix

To facilitate the link between NEO pay and Company performance, in a typical year a significant amount of TDC is performance-based and “at risk.”

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In 2016, 78% of our CEO’s target TDC and 61% of the average target TDC of our other NEOs was performance-based and “at risk.” The following chart shows the 2016 compensation mix, consisting of base salary, performance-based AIP, and PSUs and RSUs as the LTI grants.

*LTI is reflected at target

2016 COMPENSATION DESIGN AND OUTCOMES

Base Salary

The Compensation Committee adjusted NEO base salaries in 2016 upon the separation to reflect the Competitive Market and each NEO’s position after separation. The Competitive Market data reflected a smaller company size due to separation; in addition, our Committee reviewed change in responsibilities for each position when finalizing salary adjustments. Messrs. Grizzle and MacNeal, new into their respective roles, received base salary increases to align to the 25th percentile of the market. The market data for Mr. Cookson’s role reflected a base salary level above market median resulting in a merit lump sum payment versus a base salary adjustment. Mr. Hershey’s and Ms. Romano’s total direct compensation was reviewed upon the separation and adjusted to reflect the smaller company size and commensurate changes in their responsibilities as a result of separation. Adjustments were effective April 1, 2016. The table below represents the base salary rate as of December 31. This information differs from the summary compensation table (“SCT”), which reflects the total base salary received for the year.

Name	2015 Salary $	2016 Salary $	Change in Base Salary
Mr. Grizzle(1)	500,200	700,000	40.0%
Mr. MacNeal(1)	266,500	375,000	41.0%
Mr. Cookson(2)	360,500	360,000	0.0%
Mr. Hershey	447,700	405,000	-10.5%
Ms. Romano	328,000	305,000	-7.5%
(1)	Mr. Grizzle was appointed CEO and Mr. MacNeal appointed CFO effective April 1, 2016.
(2)	Mr. Cookson received a $10,815 merit lump sum in lieu of a base salary increase

Annual Incentive Plan Awards

AIP awards provide an annual incentive opportunity for achieving financial results based on performance goals tied to the Company’s annual operating plan.

Each NEO’s target AIP opportunity (expressed as a percent of base salary) is based on role responsibility, alignment with similar positions internally and the external Competitive Market. Actual payout varies with actual business performance relative to performance target, as well as individual performance.

For 2016, AIP awards were determined based on the following formula, measures and weightings and were subject to the approval or our Compensation Committee.

2016 AIP Design

Base Salary $	x	Target AIP Opportunity %	=	Target AIP $	x	Company and Regional Performance %	x	Individual Performance %	=	Annual AIP Payout $

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2016 Target AIP Opportunity

2016 target AIP opportunities (expressed as a percentage of actual base earnings) for NEOs were as set forth in the table below. With the exception of Messrs. Grizzle and MacNeal, who were promoted into their new roles effective April 1, 2016, there were no changes to these target percentages from 2015.

Name	Target AIP % Opportunity	Target AIP $
Mr. Grizzle(1)	75% / 100%	618,788
Mr. MacNeal(2)	40% / 60%	195,400
Mr. Cookson	50%	185,658
Mr. Hershey	60%	249,409
Ms. Romano	55%	170,913
Mr. Espe(3)	110%	277,585
(1)	Mr. Grizzle’s target increased from 75% to 100% upon his appointment to CEO effective April 1, 2016.
(2)	Mr. MacNeal’s target increased from 40% to 60% upon his appointment to CFO effective April 1, 2016.
(3)	Mr. Espe received a pro-rated AIP bonus for the period of January 1, 2016 through March 31, 2016. He retired from the Company effective March 31, 2016.

2016 AIP Performance Metrics

The Compensation Committee selected FCF (at the global level) and cash conversion (at the regional level) as our 2016 AIP performance metrics. The Compensation Committee determined that FCF, as a specific metric regarding our ability to generate cash, would create strong alignment with performance activities and growth, and therefore, with shareholders in value creation.

Cash Conversion was selected as a regional operation metric and focuses on components of FCF, namely EBITDA and capital spend.

Recognizing the challenges and needs associated with separation and the transition to a standalone, independent company, our Compensation Committee specifically identified and selected cash metrics as the basis for the 2016 annual incentive plan. These measures align to key elements of our operating plan and financial goals, including enhanced revenue, manufacturing productivity, and competitive sales, general, and administrative expense, and are a strong indicator of our overall operating performance.

For purposes of the 2016 AIP, the Compensation Committee: (i) defined FCF to be cash flow from operations minus cash flow used in investing activities, subject to certain exceptions, and (ii) defined cash conversion to be EBITDA minus capital expenditures.

In establishing the 2016 FCF target of $91 million, which was tied to the annual operating plan, and the corresponding payout factor, the Compensation Committee conducted a detailed analysis that took into account a number of factors. Those included the Company’s strategic plan, analyst expectations, a review of actual historic performance of the ceilings business, consideration of achievability and sensitivity analysis, and the complexity and timing of the separation of AFI, as well as an analysis of the external market and trends, such as expected Peer Group performance and broader market performance. The Americas Cash Conversion target also tied to the annual operating plan.

Our Compensation Committee established the following performance ranges and associated payout ranges for the 2016 AIP. The Company’s global and regional performance were converted to a corresponding payout factor on a straight line basis between Threshold and Target and between Target and Maximum. AIP payout factors are capped at 200%.

	Target $ (in millions)			Performance as % of Target			Payout
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
Global Free Cash Flow	73.0	91.0	109.0	80%	100%	120%	50%	100%	200%
Americas Cash Conversion	189.0	223.0	256.0	85%	100%	115%	50%	100%	200%

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The AIP opportunity for the NEOs with primary responsibilities at the Company level, namely Messrs. Grizzle, MacNeal, Hershey and Ms. Romano, were weighted 100% to Global results. The AIP opportunity for Mr. Cookson, who has regional responsibility for our Americas region, was weighted 30% to global results and 70% to the region.

Weighting	Global	Region
Mr. Grizzle	100%
Mr. MacNeal	100%
Mr. Cookson	30%	70% (Americas)
Mr. Hershey	100%
Ms. Romano	100%
Mr. Espe	100%

2016 Individual Performance

The Board and the Compensation Committee considered individual performance when finalizing AIP awards for the CEO and other NEOs and decided not to make any upward or downward individual performance adjustments. For AIP awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, any individual performance adjustment cannot exceed the maximum level determined by FCF performance.

2016 Performance and Payout Factors

The Compensation Committee has discretion to adjust AIP payouts to take into account overall Company performance and other factors, subject to the limitation described above for awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The maximum payout based on FCF performance was 200%. The Compensation Committee considered the Company’s overall performance against goals and strategic imperatives (for top-line revenue growth and EBITDA), as well as the specific plan metrics for 2016, and adjusted the Global AIP payout in accordance with its review. The Compensation Committee determined that the appropriate payout factor based on 2016 FCF performance was 122% taking into account the overall Company performance. The Compensation Committee a final payout factor of 111% for Americas cash conversion.

Further details are shown in the table below:

Measure	2016 Target $M	2016 Actual $M*	Performance %	Payout %
Global – Free Cash Flow	91.0	117.0	129%	122%
Americas – Cash Conversion	223.0	227.0	102%	111%

2016 Final AIP Awards

The Compensation Committee determined the final 2016 AIP payouts by multiplying each NEO’s target AIP amount by the final weighted payout factors, as outlined below. Mr. Espe received a pro-rated AIP bonus based on his employment from January 1, 2016 to March 31, 2016, based on the terms of his employment agreement.

Name	Target AIP $	Payout Factor	2016 Final AIP Award $
Mr. Grizzle	618,788	122%	754,930
Mr. MacNeal	195,400	122%	238,400
Mr. Hershey	249,409	122%	304,280
Ms. Romano	170,913	122%	208,520
Mr. Espe	277,585	122%	338,660

For Mr. Cookson, the Compensation Committee approved a final payout factor of 114%, reflecting a weighting of 30% global results (FCF) and 70% for regional results (cash conversion).

Name	Target AIP $	Weighted Global Payout Factor (wtd. 30%)	Weighted Regional Payout Factor (wtd. 70%)	2016 Final AIP Payout Factor	2016 Final AIP Award $
Mr. Cookson	185,658	122%	111%	114%	211,650

Long-Term Incentive Plan Awards

The goal of our long-term incentive plan is to provide equity-based long-term incentive awards that link management interests to shareholder returns and focus management on our long-term performance.

In determining the long-term incentive award opportunity for the CEO and other NEOs, our Board and Compensation Committee consider a number

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

of factors, including competitive market, internal equity and cost (dilution and accounting cost), as well as tally sheet and wealth accumulation analyses.

Long-term incentive plan awards for a given year are typically made two business days following the release of our financial results for our prior fiscal year. This allows sufficient time for the market to absorb the announcement of earnings and current year performance guidance. In anticipation of the separation, our Compensation Committee deferred all LTI awards until after public disclosure of the consummation of the separation in April 2016.

The 2016 LTI grants consisted of differentiated awards based on two leadership tiers. The Compensation Committee granted PSUs to the most senior executive tier, namely Messrs. Grizzle, MacNeal and Cookson to vest based on achievement of Absolute TSR (75% of the award) and FCF (25% of the award). The Compensation Committee granted PSUs to Mr. Hershey and Ms. Romano to vest based on achievement of Absolute TSR (25% of the award) and FCF (75% of the award). Our Compensation Committee selected Absolute TSR as a metric in our LTI plan because we believe it best represents and captures shareholder value creation (particularly as compared to other financial metrics), while providing senior management with the enhanced flexibility and levers needed to drive meaningful performance changes. Our Compensation Committee selected FCF as a metric in our LTI plan because we believe FCF will create a strong alignment with performance activities and growth over the performance period.

The 2016 LTI awards to Messrs. Grizzle, MacNeal and Cookson were designed at three times their respective individual targets, representing the combination of an annual PSU grant at LTI target, which may be replicable over time, plus a one-time special PSU grant at two times LTI target. The 2016 grant was intended to provide these NEOs with a compensation opportunity appropriate to their new positions and a significant incentive to focus on long-term shareholder value creation through the execution on the Company’s post-separation strategic plan and align their interests with those of shareholders over the performance period. The Compensation Committee expects that any subsequent long-term incentive awards made to these NEOs in 2017 and 2018 will be sized such that their total direct compensation opportunity over the performance period will approximate market median for total direct compensation opportunity.

Messrs. Grizzle, MacNeal and Cookson have post-vesting holding requirements for amounts payable above target in our 2016 performance-based equity grants. If earned, the above target shares must be held for one year following the Vesting Date

2016 LTI Performance Metrics and Weighting

The number of shares eligible to vest under the 2016 LTI awards is based on the achievement of applicable performance targets relative to Absolute TSR and FCF during the performance period (April 1, 2016 to December 31, 2018). The plan has a three-year performance period to allow a reasonable timeframe for value creation, challenging targets with substantial upside for breakout performance and a payout scale that defines meaningful hurdles on the way to breakout performance. The PSU for Messrs. Grizzle, MacNeal and Cookson (Tier I) can vest at 0% to 275% of target and the PSUs for Mr. Hershey and Ms. Romano (Tier II) can vest at 0% to 225% of target.

Absolute TSR tracks the appreciation in share price of the Company’s common stock, including dividends, and is annualized for the performance period. The ending share price for Absolute TSR calculation will be based on the volume weighted average closing price of the Company stock for the highest consecutive 30 trading days in the 60 trading day period beginning with and immediately following January 2, 2019. The starting price was based on the volume weighted average closing price of the Company stock for the 30 trading days immediately following April 1, 2016 – resulting in $41.31.

			Incentive Payout
Performance to TSR Target	Annualized TSR Target	Ending Share Price	Tier I (75% weighting)	Tier II (25% weighting)
50%	6%	$48.50	0%	50%
75%	9%	$52.39	25%	75%
83%	10%	$53.73	50%	83%
100%	12%	$56.48	100%	100%
167%	20%	$68.41	200%	200%
250%	30%	$85.52	300%	300%

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Cumulative FCF is defined as cash flow from operations less cash used in investing activities.

		Incentive Payout
Performance to FCF Target	FCF $(M)	Tier I (25% weighting)	Tier II (75% weighting)
80%	$322	25%	50%
100%	$403	100%	100%
113%	$454	150%	150%
118%	$476	175%	175%
125%	$504	200%	200%

2016 Target LTI

The Compensation Committee annually determines LTI target opportunity (expressed as a percent of base salary) based on role responsibility, alignment with similar positions internally and external competitive market, as well as a review of tally sheets and wealth accumulation analyses.

The respective target percentages for annual LTIP grants to our NEOs in 2016 and the resulting Grant Date Fair Value are set forth in the table below. As noted above, the 2016 LTI awards to Messrs. Grizzle, MacNeal and Cookson represented an annual PSU grant at LTI target, plus a one-time PSU grant at two times LTI target to drive results and the interests of the shareholders over the next three years.

Name	2016 LTI Annual Target as % of Base Salary	2016 LTI Annual Target Value ($)	2016 LTIP Grant Date Fair Value $(1)
Mr. Grizzle	250%	1,750,000	5,250,000
Mr. MacNeal	100%	375,000	1,125,000
Mr. Cookson	75%	270,000	811,200
Mr. Hershey	125%	506,300	506,300
Ms. Romano	100%	305,000	305,000
(1)	Amounts represent the grant date fair value for the long-term incentive equity award granted in April 2016, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock ($41.74) on the date of the grant (April 11, 2016).

Other LTI Awards – Long-Term Performance and Retention

Mr. Hershey and Ms. Romano each received a special one-time restricted stock unit (RSU) award in 2016. These one-time retention awards were designed to encourage management continuity and to compensate them for the decrease in base salary and the resulting decrease in LTI target that occurred upon separation. Each RSU award has a four-year vesting schedule, vesting 1/3 in the second year followed by 1/3 in the third and fourth years.

Name	2016 RSU Grant Date Fair Value $(1)
Mr. Hershey	565,000
Ms. Romano	375,000
(1)	Amounts represent the grant date fair value for the long-term incentive equity award granted in April 2016, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock ($41.74) on the date of the grant (April 11, 2016).

2014 – 2016 PSU Certification

Our Compensation Committee certified our 2014 – 2016 performance-based equity grants based on achieving a cumulative Return on Invested Capital (“ROIC”) goal during the 2014-16 performance periods. The Compensation Committee approved a 50% payout achievement factor for the 2014 PSU award based on our actual ROIC performance through December 31, 2015 (the first two plan periods) and due to the Separation expected performance for the final year (2016) ROIC performance relative to the target established for that portion of the three-year period due to the Company separation.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2016 Total Direct Compensation

The table below summarizes TDC paid or awarded to our current NEOs during 2016. This table is not intended to be a substitute for the Summary Compensation Table (‘‘SCT’’) or Grants of Plan-Based Awards Table (‘‘GPBAT’’). Base salary reflects the total salary paid for 2016. AIP awards and LTIP awards for 2016 are reflected in the SCT and GPBAT. LTIP awards represent an incentive for future performance, not current cash compensation, and are “at risk” of forfeiture.

Name	2016 Salary $	2016 Final AIP $	2016 LTIP $(1)	TDC $
Mr. Grizzle	650,050	754,930	5,250,000	6,654,980
Mr. MacNeal	347,875	238,400	1,125,000	1,711,275
Mr. Cookson	371,315	211,650	811,200	1,394,165
Mr. Hershey	415,675	304,280	1,071,300	1,791,255
Ms. Romano	310,750	208,520	680,000	1,199,270
(1)	Amounts represent the aggregate grant date fair value for long-term incentive equity awards granted in 2016, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of the grant.

2017 Compensation Program Design

For 2017, the Compensation Committee reviewed the design of our executive compensation program and adjusted the metrics for our AIP plan to reflect our strategic business priorities following our initial transitional year as an independent company, while also maintaining the design and metrics of our LTI program.

Annual Incentive Design

Key design features for the 2017 AIP are:

•	Cash-based program intended to encourage annual performance through key metrics aligned with our business and strategy

•	A balanced mix of objectives: 100% weighted toward pre-established financial performance goals based on EBITDA 75% and Revenue 25%

•	No payout if performance is below threshold goal

•	Maximum payout at 200% of target if financial performance is at or above maximum goals

Long-Term Incentive Design

The long-term incentive design for 2017 continues to use annual PSUs grants with the following key design features:

•	Equity-based program intended to reward long-term performance and align interests of NEOs with long-term stockholder interests

•	Grant levels reflect normal annualized opportunities

•	PSUs are earned based on performance over a three-year performance period (2017–2019) based on Absolute TSR and FCF

•	No PSUs are earned if performance is below threshold goals

Maximum 275% of target PSUs earned if performance is at or above maximum goals for Messrs. Grizzle, MacNeal and Cookson and 225% for Mr. Hershey and Ms. Romano.

ADDITIONAL INFORMATION REGARDING OUR COMPENSATION PROGRAMS

Qualified and Non-qualified Defined Benefit Pension Plans

Mr. Cookson and Ms. Romano are the only NEOs who participate in the Company’s qualified defined benefit pension plan, the Retirement Income Plan (“RIP”), which was closed to newly hired employees after January 1, 2005.

A non-qualified defined benefit pension plan, the Retirement Benefit Equity Plan (“RBEP”), pays benefit that cannot be paid under the RIP due to statutory limits. Mr. Cookson and Ms. Romano are the only NEOs who met the qualifications to remain in the RBEP.

Qualified Defined Contribution Savings Plan and Non-qualified Deferred Compensation Plan

For salaried employees who do not participate in the RIP, we provide a 401(k) match of 100% on the first 4% of employee contributions and a 50% match on the next 4% of employee contributions. All NEOs, except for Mr. Cookson and Ms. Romano, participate in this program.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Mr. Cookson and Ms. Romano are eligible to receive a lower 401(k) match of 50% on 6% of employee contributions because they participate in the RIP and RBEP.

The Company offers an unfunded, nonqualified deferred compensation plan, the Armstrong Nonqualified Deferred Compensation Plan (“NQDCP”), to restore Company contributions that would be lost due to Internal Revenue Code limits on compensation that can be taken into account under the Company’s tax-qualified 401(k) plan and to allow participants to voluntarily elect to defer base salary and AIP until a future date.

Participants receive a Company match identical to the 401(k) company match up to a maximum contribution of 6% of eligible earnings. All NEOs with exception of Mr. Cookson and Ms. Romano are eligible to participate in this program.

Separation Arrangements

In 2016, our Compensation Committee reviewed severance and change in control benefits and entered into new separation arrangements for each NEO. These agreements are designed to:

•	Assure continuity of executive management during evaluation and execution of any transaction that may result in loss of or material changes to employment;

•	Reduce risk to the Company and provide shareholder alignment by keeping executives neutral to job loss when pursuing actions that may result in termination of employment;

•	Ensure executive management is able to objectively evaluate any transaction and act in the best interests of shareholders during design and execution of transaction; and

•	Define transition support and terms in event of not-for-cause termination.

Payments upon Termination of Employment

Our new separation arrangements provide that the executive will be entitled to receive certain cash severance benefits if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in the separation agreement). Under the separation agreement that apply in absence of a change in control the severance is equal to (i) (1.5) times (two times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in lump sum; and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

Mr. Espe had an employment agreement that provided severance pay equal to 200% of base salary plus target annual incentive under AIP. Mr. Espe is subject to a two-year non-competition and non-solicitation agreement following his termination of employment. Mr. Espe received severance pay under the employment agreement in connection with his termination of employment as of March 31, 2016.

Under each executive’s separation agreement, the executive is entitled to receive severance payments upon involuntary termination without cause or termination for Good Reason within two years following a change in control (“CIC”), or within six months preceding a CIC if the termination is in connection with a potential CIC. In a change in control the severance is equal to (i) (two) times (2.5 times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in lump sum; and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

None of the separation agreements provides for tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code. For more information regarding our NEO separation arrangements, please refer to the “Potential Payments upon Termination of Change in Control” section on page 54.

Stock Ownership Guidelines

The Compensation Committee instituted stock ownership guidelines for our NEOs in August 2010 in an effort to ensure that our NEOs have significant long-term value creation tied to stock price appreciation. Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process. A significant percentage of each NEO’s compensation is directly linked to our stock price appreciation. In 2016, the Compensation Committee updated the guidelines to require retention of 100% of net

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

shares acquired upon any future vesting or exercise of equity awards until the ownership guidelines are met.

The stock ownership guidelines for our NEOs are calculated as a fixed number of shares using a required ownership multiple, the executive’s annualized base salary as of a certain date, and the stock price as of a fixed date. The required ownership multiple is six times annual base pay for our CEO and is three times annual base pay for our other NEOs.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans. Stock options are included to the extent they are “in-the-money”. PSUs are not included in determining whether an executive has achieved the ownership levels.

The stock ownership guidelines require achievement of the ownership multiple within five years from date of hire or promotion into the role for Messrs. Grizzle, MacNeal, Cookson, Hershey and Ms. Romano.

The Compensation Committee last reviewed the NEOs’ progress toward meeting the ownership requirements in December 2016. As of the date of the review, Mr. Hershey and Ms. Romano had met their ownership requirements.

Recoupment Policy

Our Compensation Committee has the ability to exercise discretion and take action to recoup certain stock-based awards from a plan participant in the event his or her employment is terminated for willful, deliberate or gross misconduct, as, for example, if we were required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws as a result of such participant’s misconduct which led to his or her termination of employment, or if a participant engages in injurious conduct after termination of employment. To the extent that in the future the SEC adopts rules for clawback policies that require changes to our policies, we will revise our policies as appropriate.

Prohibition on Hedging and Derivative Trading

All members of our Board and senior management, including our NEOs and certain other employees, are required to clear any transaction involving

Company securities with our General Counsel’s office prior to entering into such transaction.

By policy, we prohibit derivative transactions in our Company securities, including:

•	Trading in puts, calls, covered calls, or other derivative products involving Company securities

•	Engaging in any hedging transaction with respect to Company securities

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan

Beginning in 2011, we permitted senior management to utilize stock trading plans that comply with Rule 10b5-1 of the Exchange Act. All such plans are subject to our pre-approval, and the ability to enter into such plans remains subject to policy prohibitions on trading while in possession of material non-public information.

Assessment and Management of Risk

We monitor the risks associated with our compensation program on an ongoing basis. In addition, we are committed to performing formal assessments on a periodic basis. At the conclusion of the most recent analysis (conducted in 2016) of our compensation programs and associated risks, it was the assessment of the Compensation Committee, that our compensation programs are structured and operated with an appropriate balance of risk and reward and, by their design, do not encourage executives to take unnecessary, excessive, or inappropriate risks and do not create risks reasonably likely to have a material adverse effect on the Company.

Tax Deductibility of Compensation

The Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to the Company’s CEO or any of the Company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year.

This limitation does not apply to compensation that meets the Internal Revenue Code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners).

AWI 2017 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Our Compensation Committee retains discretion to determine whether to structure our annual and long-term incentive compensation plans for the NEOs to maximize the tax deductibility of the payments as “qualifying performance-based compensation” under Section 162(m) of the Internal Revenue Code to the extent practicable. The Compensation Committee considers both tax and accounting treatment in establishing our compensation program. The Compensation Committee retains discretion to authorize compensation arrangements that are not fully tax deductible, as, for example, may be appropriate to attract and retain global business leaders who can drive financial and strategic growth objectives that maximize long-term shareholder value.

44	AWI 2017 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Management Development and Compensation Committee

Stan A. Askren, Chair

Larry S. McWilliams

James C. Melville

Gregory P. Spivy

Roy W. Templin

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference therein.

AWI 2017 Proxy Statement	45

2016 SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation for our NEOs during fiscal 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus(3) ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Mr. Grizzle	2016	650,050	—	5,250,000	—	754,930	—	68,977	6,723,957
President and Chief Executive Officer	2015	496,558	—	874,000	—	424,560	—	88,951	1,884,069
	2014	479,848	—	333,000	499,500	305,910	—	102,028	1,720,286

Mr. MacNeal	2016	347,875	—	1,125,000	—	238,400	—	21,339	1,732,614
Senior Vice
President and Chief Financial Officer
Mr. Cookson	2016	371,315	—	811,200	—	211,650	375,379	9,331	1,778,875
Senior Vice President
Americas
Mr. Hershey	2016	415,675	671,550	1,071,300	—	304,280	—	57,373	2,520,178
Senior Vice President, General Counsel and Chief Compliance Officer	2015	443,925	—	605,600	—	388,880	—	69,627	1,508,032
	2014	429,450	—	235,200	352,800	195,830	—	60,142	1,273,422

Ms. Romano	2016	310,750	492,000	680,000	—	208,520	581,273	11,346	2,283,889
Senior Vice President,
Human Resources
Mr. Espe	2016	252,350	2,018,800	—	—	338,660	—	4,365,719	6,975,529
Former President and Chief Executive Officer	2015	1,009,401	—	3,150,000	—	1,621,100	—	252,088	6,032,589
	2014	1,002,050	—	1,260,000	1,890,000	837,720	—	212,401	5,202,171

Mr. Schulz	2016	119,600	—	—	—	—	—	29,589	149,189
Former Senior Vice President and Chief Financial Officer	2015	473,800	—	690,000	—	518,820	—	52,153	1,734,773
	2014	435,367	—	208,000	312,000	248,160	—	40,678	1,244,205

(1)	The amounts reflect the aggregate grant date fair value of stock units granted in the fiscal year, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing price of the Company’s shares of Common Stock ($41.74) on the date of grant (April 11, 2016). The 2016 LTIP awards consist of PSUs and RSUs. The target and maximum payouts for the PSUs are as follows: target of $5,250,000 and maximum of $14,437,500 for Mr. Grizzle, target of $1,125,000 and maximum of $3,093,750 for Mr. MacNeal, target of $811,200 and maximum of $2,230,800 for Mr. Cookson (maximums are 275% of target), target of $506,300 and maximum of $1,139,175 for Mr. Hershey and target of $305,000 and maximum of $686,250 for Ms. Romano (maximums are 225% of target). Mr. Hershey and Ms. Romano also received RSUs for 13,537 shares and 8,985 shares respectively.

(2)	The 2016 amounts disclosed are the awards under the 2016 AIP.

(3)	Amounts payable under retention agreements that were entered in 2015 and were contingent on the separation. The retention payments were made upon the successful execution of the separation in April 2016.

(4)	The amounts shown in the “All Other Compensation” column include: (i) Company matching contribution to the Savings and Investment 401(k) Plan and to the NQDCP; (ii) premiums for long-term disability insurance; (iii) termination payments (severance); (iv) relocation expenses; and (v) personal benefits (“perquisites”) consisting of medical examinations and financial planning expense reimbursements to the extent the total perquisite value is $10,000 or greater per individual. For each person the total value of all such perquisites did not reach $10,000.

46	AWI 2017 Proxy Statement

2016 SUMMARY COMPENSATION TABLE (CONTINUED)

(5)	The following table provides the detail for the amounts reported in the All Other Compensation for 2016 for each NEO:

Name	Perquisites and Other Benefits ($)	Company Match Savings Plan Contributions ($)	Executive Long- Term Disability ($)	Termination Payments ($)	All Other Compensation ($)
Mr. Grizzle		68,977	0	0	68,977
Mr. MacNeal		21,339	0	0	21,339
Mr. Cookson		6,985	2,346	0	9,331
Mr. Hershey		52,027	5,346	0	57,373
Ms. Romano		9,000	2,346	0	11,346
Mr. Espe		116,907	587	4,248,225	4,365,719
Mr. Schulz		29,589	0	0	29,589

AWI 2017 Proxy Statement	47

GRANTS OF PLAN-BASED AWARDS

The table below shows information on AIP awards and PSUs and RSUs granted to each NEO in 2016. There is no assurance that the grant date fair value of PSU/RSU awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Grizzle	(1)	N/A	309,394	618,788	1,237,576
	(2)	4/11/2016				31,447	125,789	345,920				5,250,000
Mr. MacNeal	(1)	N/A	97,700	195,400	390,800
	(2)	4/11/2016				6,738	26,953	74,121				1,125,000
Mr. Cookson	(1)	N/A	92,829	185,658	371,315
	(2)	4/11/2016				4,859	19,435	53,446				811,200
Mr. Hershey	(1)	N/A	124,705	249,409	498,818
	(2)	4/11/2016				6,065	12,130	27,293				506,300
	(3)	4/11/2016							13,537			565,000
Ms. Romano	(1)	N/A	85,456	170,913	341,825
	(2)	4/11/2016				3,654	7,308	16,443				305,000
	(3)	4/11/2016							8,985			375,000
Mr. Espe	(1)	N/A	138,793	277,585	555,170
(1)	The amounts shown represent the 2016 AIP threshold, target and maximum opportunity for each NEO. Actual payouts are included in the Non-Equity Incentive Plan Compensation column of the SCT.
(2)	In 2016, the Company’s LTI program for NEOs included PSUs that have a three-year performance period based on Absolute TSR and FCF; participants earn up to 275% of target for Messrs. Grizzle, MacNeal and Cookson and up to 225% of target for Mr. Hershey and Ms. Romano if the Company achieves the established performance goals. Any cash dividends declared on shares underlying PSUs will be accrued in a non-interest bearing account and paid when the restrictions on the underlying shares lapse.
(3)	Special RSU grant that vests in three equal installments on the second, third and fourth anniversaries of the effective date grant. Any cash dividends declared on shares underlying RSUs will be accrued in a non-interest bearing account and paid when the restrictions on the underlying shares lapse.

48	AWI 2017 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows the number of shares covered by exercisable and unexercisable stock options, and unvested RSUs and PSUs held by each NEO on December 31, 2016. Market or payout values in the table below are based on the closing price of our shares of Common Stock on that date, $41.80. Equity awards held by NEOs at the time of the separation were adjusted to reflect the separation, consistent with equity awards held by other Company employees, and the table below includes outstanding adjusted awards as of December 31,2016.

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Name		Exercisable	Unexercisable(1)
Mr. Grizzle	1/17/2011	19,158			32.03	01/17/21
	3/2/2011	31,200			31.15	03/02/21
	2/28/2012	31,348			37.83	02/28/22
	2/20/2013	25,689			45.32	02/20/23
	2/25/2014	15,276	7,638	(1)	47.17	02/25/24
	2/25/2014									3,530	(4)	147,554
	2/25/2015						11,964	(1)	500,095
	4/11/2016									31,415	(3)	1,313,136
Mr. MacNeal	6/24/2014	2,493	1,247	(1)	49.96	06/24/24
	6/24/2014									573	(4)	23,951
	2/24/2015						1,958	(1)	81,844
	4/11/2016									6,739	(3)	281,659
Mr. Cookson	3/2/2011	9,882			31.15	03/02/21
	2/28/2012	12,412			37.83	02/28/22
	2/20/2013	7,218			45.32	02/20/23
	2/25/2014	5,136	2,570	(1)	47.17	02/25/24
	2/25/2014									1,187	(4)	49,617
	2/25/2015						3,594	(1)	150,229
	4/11/2016									4,859	(3)	203,095
Mr. Hershey	7/1/2011	15,454			35.29	07/01/21
	2/28/2012	20,319			37.83	02/28/22
	2/20/2013	17,539			45.32	02/20/23
	2/25/2014	10,788	5,396	(1)	47.17	02/25/24
	2/25/2014									2,494	(4)	104,249
	2/25/2015						8,289	(1)	346,480
	4/11/2016						13,537	(2)	565,847
	4/11/2016									6,066	(3)	253,517
Ms. Romano	3/2/2011	2,743			31.15	03/02/21
	2/28/2012	3,426			37.83	02/28/22
	2/20/2013	3,042			45.32	02/20/23
	7/30/2013	9,022			43.31	07/30/23
	2/25/2014	6,716	3,358	(1)	47.17	02/25/24
	2/25/2014									1,552	(4)	64,874
	2/25/2015						5,181	(1)	216,566
	4/11/2016						8,985	(2)	375,573
	4/11/2016									3,655	(3)	152,737
Mr. Espe	8/10/2010	392,744			21.66	08/10/20
	3/2/2011	138,667			31.15	03/02/21
	2/28/2012	116,105			37.83	04/01/21
	2/20/2013	99,900			45.32	04/01/21
	2/25/2014	57,798	28,903	(1)	47.17	04/01/21
	2/25/2014									10,020	(4)	418,836
(1)	Grant will vest in three equal installments one, two and three years from the date of grant.

(2)	Grant will vest in three equal installments two, three and four years from the date of grant.

(3)	The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2016 PSU grant (based on Absolute TSR and FCF goals). The awards would vest on December 31, 2018. Participants can earn up to 275% of target for Messrs. Grizzle, MacNeal and Cookson and 225% of target for Mr. Hershey and Ms. Romano.

(4)	The number of shares of Common Stock represents the amount that vested based on the ROIC goal for the 2014-2016 PSU grant.

AWI 2017 Proxy Statement	49

OPTION EXERCISED AND STOCK VESTED

The following table shows the exercise of stock options by each NEO during 2016, as well as stock awards held by each NEO that became free of restrictions during 2016.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Grizzle	—	—	8,805	344,799
Mr. MacNeal	—	—	857	33,594
Mr. Cookson	—	—	2,575	100,840
Mr. Hershey	—	—	6,065	237,504
Ms. Romano	—	—	3,976	155,688
Mr. Espe	—	—	52,209	2,086,462

(1)	Represents the number of RSUs/PSUs that vested in 2016. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.

For PSUs granted in 2014, the performance period was 2014 – 2016. The final 2014 PSU shares paid out and the value realized in January 2017 are set forth below. Our Compensation Committee approved a 50% payout achievement factor for the 2014 PSU award based on AWI’s actual ROIC performance through December 31, 2015 (the first two plan periods) and expected performance for the final year (2016) ROIC performance relative to the target established for that portion of the three-year period due to the separation. Threshold units and year-end values for the PSUs awarded in 2014 are included in the Outstanding Equity Awards table.

Name	2014 PSU Final Payout(a) (#)	PSU Value on Vesting(b) ($)
Mr. Grizzle	3,530	$147,554
Mr. MacNeal	573	23,951
Mr. Cookson	1,187	49,617
Mr. Hershey	2,494	104,249
Ms. Romano	1,552	64,874
Mr. Espe	10,020	418,836

(a)	Represents 50% of target award achieved.

(b)	Valued at $41.80, the closing price of our shares of Common Stock on December 31, 2016, the date of Compensation Committee final payout determination.

50	AWI 2017 Proxy Statement

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the RIP and the RBEP as of December 31, 2016. The amounts were determined using the same interest rate and mortality rate assumptions used in the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. Information regarding the RIP and RBEP can be found in Note 16 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Grizzle	Not eligible
Mr. MacNeal	Not eligible
	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	37.5	1,890,175	0
Mr. Cookson
	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	37.5	1,333,508	0
Mr. Hershey	Not eligible
	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	33.5	1,260,873	0
Ms. Romano
	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	33.5	1,014,486	0
Mr. Espe	Not eligible

The RBEP was established to pay any benefit which cannot be paid under the RIP due to Internal Revenue Code compensation or benefits limitations. All pension benefits are paid by the Company. The pension plans were closed to new salaried participants effective January 1, 2005. Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.

In addition, Mr. Cookson and Ms. Romano may qualify for an additional annuity payment under the ESOP Pension Account (the “EPA”) to the extent such benefit can be paid under the qualified pension plan. The EPA was established in 2000 to restore a portion of the value lost by a broad group of employees who had purchased shares of Company stock and received Company contributions of additional shares which were intended to help fund the cost of their retiree health care coverage. The starting EPA balance was determined by multiplying the number of ESOP shares held by the participant by $47.75 which was the guaranteed value of the original ESOP convertible preferred shares. The EPA is credited with interest annually using the November 30-year Treasury bond rate. Interest is credited up to the date the participant commences regular pension benefits under the RIP.

Participants in the RIP may retire as early as age 55 provided the participant is vested under the plan. Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year. Normal retirement date is the first of the month nearest the participant’s 65th birthday. Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65. An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and Total Service totals 90 points (the “Rule of 90”). The

AWI 2017 Proxy Statement	51

PENSION BENEFITS (CONTINUED)

unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006. Employees receive credit for post-March 1, 2006 age and service for Rule of 90 eligibility.

The normal form of benefit payment is a monthly annuity. Except for payments having a lump sum present value of $10,000 or less under the qualified plan, no lump sum payments are permitted. Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans. The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment. The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•

the participant’s Average Final Compensation (the “AFC”) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment;

•	the participant’s number of years of Total Service (credited years of employment with the Company) used to calculate the pension amount; and

•

the participant’s Adjusted Covered Compensation (the “ACC”), which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit.

The unreduced annual life annuity pension is the sum of the following four calculations, each of which may not be less than zero:

1.	AFC x 0.009 x Total Service to a maximum of 35 years; plus
2.	(AFC – ACC) x 0.005 x Total Service to 35 years; plus

3.	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years; plus

4.	AFC x 0.012 x Total Service over 35 years.

To the extent the participant is eligible for an EPA pension benefit that can be paid from the RIP, all of the allowable portion of the calculated EPA annuity will be added to the regular pension amount. EPA annuity amounts that cannot be paid from the qualified plan are forfeited.

Special provisions apply if the qualified pension plan is terminated within five years following an Extraordinary Event, as this term is defined in the RIP. Upon the occurrence of such an event, plan liabilities would first be satisfied, and then remaining plan assets would be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. The NEOs who are eligible for RIP pension benefits would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rated used to value benefit obligations equals 4.12%;

•	RP 2014 Projected from 2006 with MP2016;

•	EPA interest rate of 3.03%;

•	1994 GAR (RR2001-62) Mortality Table for EPA annuity conversion; and

•	Retirement at age 65 or Rule of 90 eligibility, as specified.

52	AWI 2017 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the executive contributions, earnings and account balances for each NEO who participates in the NQDCP.

Name	Executive Contributions in 2016 ($)(1)	Registrant Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/16 ($)
Mr. Grizzle	67,969	50,977	18,081	—	272,431
Mr. MacNeal	18,306	13,730	2,193	—	46,393
Mr. Cookson	Not Eligible
Mr. Hershey	46,364	34,773	25,867	—	325,192
Ms. Romano	Not Eligible
Mr. Espe	131,876	98,907	74,614	966,679	—

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the SCT,
(2)	The amount in this column is also reported in the All Other Compensation column of the SCT.
(3)	The table below reflects amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the NEO in the SCT for previous years.

Name	Amount Previously Reported ($)
Mr. Grizzle	135,872
Mr. Hershey	158,599
Mr. Espe	588,860

Our defined benefit pension plans were closed to new salaried participants effective January 1, 2005 and to existing salaried participants who did not meet the age and service requirements as of March 1, 2006. Since Messrs. Grizzle, MacNeal and Hershey do not participate in the Company’s pension plan, they are eligible to participate in a 401(k) savings plan with an enhanced Company match. We match 100% on the first 4% of employee contributions and 50% on the next 4% of employee contributions in the enhanced plan.

The NQDCP was established to provide benefits similar to the 401(k) plan as it applies to eligible employees whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year. A participant may elect to defer up to 25% of eligible base salary earnings and up to 25% of eligible annual incentive earnings. The Company matching contribution will be the same as that provided under the 401(k) savings plan with the enhanced Company match. Participants may transfer account balances between any of the applicable plans available investment options.

Under the NQDCP, participants become 100% vested in the Company match account after completing three years of continuous employment having worked at least 1,000 hours in each year.

Under the NQDCP, except in the case of an unforeseeable emergency or having reached age 70, no in-service distributions are permitted. Participants can elect to receive plan benefits as a single lump sum or in 120 monthly installments commencing after the date of the participant’s termination of employment. All elections must comply with the Internal Revenue Code requirements. If the total account value is less than $10,000, the entire account balance will be paid as a single sum at the time of termination. In the event of a participant’s death, any remaining payments shall be paid to the participant’s designated beneficiary or estate.

Under the NQDCP, the Company reserves the right to cause the participant to forfeit or require repayment of the Company match benefits where the participant is discharged for willful, deliberate or gross misconduct or where the participant has engaged in conduct that is injurious to the Company.

AWI 2017 Proxy Statement	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the Company’s plans and arrangements to which each NEO would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination. The amounts shown assume that such termination was effective December 31, 2016.

The “Change in Control” column assumes that there is no limitation on payments under the “best net” provision in each CIC agreement relating to tax under Section 4999 of the Internal Revenue Code. Amounts in the “Change in Control” column are “double trigger” payments and are therefore applicable only in the event both a change in control (“CIC”) event and either an involuntary (without cause) termination or a termination for Good Reason under the CIC agreement occur. The PSUs are valued at target.

Mr. Grizzle
	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	$2,800,000	$2,800,000	$3,500,000
Health & Welfare Benefit Continuation	—	—	—	—	77,222
Outplacement Support	—	—	30,000	30,000	30,000
Pro-rated Bonus	—	—	700,000	700,000	700,000
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	5,257,562
Restricted Stock	—	—	—	—	500,095
Stock Options	—	—	—	—	—

Total	—	—	$3,530,000	$3,530,000	$10,064,879

Mr. MacNeal
	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	$900,000	$900,000	$1,200,000
Health & Welfare Benefit Continuation	—	—	—	—	55,222
Outplacement Support	—	—	30,000	30,000	30,000
Pro-rated Bonus	—	—	225,000	225,000	225,000
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	1,126,635
Restricted Stock	—	—	—	—	81,844
Stock Options	—	—	—	—	—

Total	—	—	$1,155,000	$1,155,000	$2,718,701

54	AWI 2017 Proxy Statement

POTENTIAL PAYMENTS UPON  TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Mr. Cookson
	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	$811,125	$811,125	$1,081,500
Health & Welfare Benefit Continuation	—	—	—	—	45,879
Outplacement Support	—	—	30,000	30,000	30,000
Pro-rated Bonus	—	—	180,250	180,250	180,250
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	812,383
Restricted Stock	—	—	—	—	150,229
Stock Options	—	—	—	—	—

Total	—	—	$1,021,375	$1,021,375	$2,300,241

Mr. Hershey
	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	$905,250	$905,250	$1,207,000
Health & Welfare Benefit Continuation	—	—	—	—	60,989
Outplacement Support	—	—	30,000	30,000	30,000
Pro-rated Bonus	—	—	243,000	243,000	243,000
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	507,034
Restricted Stock	—	—	—	—	912,327
Stock Options	—	—	—	—	—

Total	—	—	$1,178,250	$1,178,250	$2,960,350

Ms. Romano
	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	$709,125	$709,125	$945,500
Health & Welfare Benefit Continuation	—	—	—	—	37,468
Outplacement Support	—	—	30,000	30,000	30,000
Pro-rated Bonus	—	—	167,750	167,750	167,750
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	305,474
Restricted Stock	—	—	—	—	592,139
Stock Options	—	—	—	—	—

Total	—	—	$906,875	$906,875	$2,078,331

AWI 2017 Proxy Statement	55

POTENTIAL PAYMENTS UPON  TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Resignation or Involuntary Termination for Cause

No incremental benefits are provided to any of the NEOs in the event of a voluntary resignation or an involuntary termination for Cause. Cause is defined as (i) the willful and continued failure by the executive to substantially perform the executive’s duties after a written demand for substantial performance is delivered to the executive by the Board, or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company, or (iii) the executive’s conviction of any felony.

Involuntary Termination without Cause in the absence of CIC

In the event of a qualifying involuntary termination, all salaried employees are eligible for continuation of health care and life insurance benefits at active employee premium contributions for a period of six months unless the employee is eligible for and elects retiree health care coverage. In addition, senior executives, including the NEOs, are eligible for twelve months of executive outplacement support provided by an outside service provider.

Mr. Espe’s employment agreement provided severance pay equal to 200% of base salary plus target annual incentive under the Company’s AIP. Mr. Espe is subject to a two year non-competition and non-solicitation agreement following his termination of employment. Effective as of March 30, 2016, in connection with the separation, Mr. Espe’s employment terminated, as reported in the Current Report on Form 8-K filed by the Company on April 4, 2016, and Mr. Espe received severance benefits pursuant to his employment agreement.

Pursuant to the individual separation agreements, and upon the execution of a release of claims, Messrs. Grizzle, MacNeal, Cookson and Hershey and Ms. Romano are entitled to severance upon a termination by the Company without cause or Good Reason (as defined below) in an amount equal to one and one-half times (two times for Mr. Grizzle) their then current annual base salary plus target annual incentive under the Company’s AIP program, payable in lump sum, and a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company

For purposes of the separation agreements, Good Reason is generally defined to mean: (i) a material diminution in authority, duties, or responsibilities or the assignment of duties or responsibilities that are materially inconsistent with those in currently in effect; (ii) a 10% reduction of base salary, except for across-the-board salary reductions similarly affecting all senior executive officers of the Company; (iii) the relocation of principal place of employment to a location more than 50 miles from his current principal place of employment; (iv) a material breach by the Company of its obligations under the severance agreement; or (v) failure of the Company to obtain assumption and agreement by a successor of the Company to be bound by the severance agreement.

Information in the tables above assumes that any termination was effective December 31, 2016 and is based on the program parameters in effect as of December 31, 2016 as outlined above.

Qualifying Involuntary Termination Following a Change in Control

Under each executive’s separation agreement, the executive is entitled to receive severance payments upon involuntary termination without cause or termination for Good Reason within two years following a CIC, or within six months preceding a CIC if the termination is in connection with a potential CIC. Termination for Good Reason is defined in each executive’s individual CIC agreement and includes any one of the following events following a CIC:

(i)	the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities, including diminution as a result of the Company no longer being a publicly traded corporation following the CIC;

(ii)	a reduction by the Company in the executive’s annual base salary;

(iii)	relocation of the executive’s principal place of employment to a location more than 50 miles from the principal place of employment immediately before the CIC;

(iv)	failure by the Company to pay to the executive any portion of the executive’s current compensation; or

56	AWI 2017 Proxy Statement

POTENTIAL PAYMENTS UPON  TERMINATION OR CHANGE IN CONTROL (CONTINUED)

(v)	failure by the Company to continue in effect any compensation or benefit plan in which the executive participates immediately prior to a
CIC which is material to the executive’s total compensation unless an equitable arrangement has been made.

CIC Arrangements – Key Terms

We will not provide tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code to any of our officers. Set forth below are certain key terms of the CIC agreements:

Term of Agreement	Fixed one-year term that automatically renews for an additional year unless notice is given at least 90 days prior to the anniversary of intent not to renew; term automatically continues for two years if the CIC occurs during term

Severance Benefits	2.5 times base salary plus target AIP for Mr. Grizzle, two times base salary plus target AIP for Messrs. MacNeal, Cookson and Hershey and Ms. Romano

Pro rata AIP	Prorated target AIP bonus for year of termination

Accelerated Equity Vesting	Double-trigger accelerated vesting (requires a CIC and qualifying termination of employment) for stock options, RSUs, PSUs and other equity grants to vest if assumed by the acquirer; the Compensation Committee may cash out equity grants if not assumed by the acquirer.

280G Taxation	Any amounts paid under the CIC Agreement will be reduced to the maximum amount that can be paid without being excess parachute payments under Internal Revenue Code Section 280G that are subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount

“Change in Control” (CIC) generally means the occurrence of one of the following events:

(I)	any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Company’s board of directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Company’s board of directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(III)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Company’s board of directors immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a

AWI 2017 Proxy Statement	57

POTENTIAL PAYMENTS UPON  TERMINATION OR CHANGE IN CONTROL (CONTINUED)

recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(IV)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the board of directors of the Company immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

58	AWI 2017 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities authorized for issuance under equity compensation plans as of December 31, 2016.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future Issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,054,700(1)	$34.66(2)	3,104,272(3)
Equity compensation plans not approved by security holders	—	Not Applicable	—
Totals	2,054,700	$34.66	3,104,272

(1)	Includes RSUs, PSUs and stock options to purchase our shares of Common Stock granted under the Company’s 2016 LTIP and 2008 and 2016 Directors Stock Unit Plan.
(2)	Represents the weighted-average exercise price of the outstanding stock options only; the outstanding RSUs and PSUs are not included in this calculation.
(3)	Reflects shares available pursuant to the issuance of stock options, RSUs, PSUs, or other stock-based awards under the 2016 LTIP. The aggregate number of shares of Common Stock reserved for the grant or settlement of awards under the 2016 LTIP (Share Limit) is 5,142,138, subject to adjustment as provided therein. With respect to awards granted on or after June 24, 2011, the number of shares of Common Stock reserved for award and issuance under this LTIP is reduced on a one-for-one basis for each Common Share subject to a Stock Option or Stock Appreciation Right and is reduced by a fixed ratio of 1.6 shares of Common Stock for each Common Share subject to a Restricted Stock Award or Stock Unit granted under the LTIP.

AWI 2017 Proxy Statement	59

ADDITIONAL MEETING INFORMATION

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

This year we have again utilized the SEC rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this approach enables us to provide the materials to shareholders more quickly, while also reducing the impact of our annual meeting on the environment and the costs associated with printing and mailing.

How can I receive printed shareholder and proxy materials?

Please follow the instructions for “How to Access the Proxy Materials” on the one-page notice described above.

Who is soliciting my proxy?

The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

Who is entitled to vote?

Each holder of record of our shares of Common Stock, at the close of business on the record date, April 28, 2017 (“Record Date”), is entitled to one vote for each Common Share owned on each matter to be voted on. As of the Record Date, 53,193,852 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

What must I do to attend the meeting via the Internet?

You may attend and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/awi2017 where you will be able to vote and submit questions during the meeting. Shareholders who use the control number that was furnished to them (either with the notice sent to them regarding the availability of these proxy materials or with their copy of these proxy materials) to log on to the meeting will be able to vote and submit questions during the meeting.

What must I do to attend the meeting in person?

If you wish to attend the meeting in person, you must have been a shareholder on the Record Date and you must present an admission ticket and photo identification. To request an admission ticket and get directions, please email or write the Office of the Corporate Secretary at AdmissionTicket@armstrongceilings.com or Attention: B. Tham, Armstrong World Industries, Inc., P. O. Box 3001, Lancaster, PA 17604-3001. We must receive your request at least ten business days prior to the meeting. If your shares of Common Stock are held directly in an account with our transfer agent, American Stock Transfer & Trust Company (“AST”), your name will appear in our Record Date shareholder list. If your shares of Common Stock are in the name of a broker, bank or other institution, you must provide evidence of your beneficial stock ownership on the Record Date.

How can I revoke my proxy?

Proxies are voted at the Annual Meeting. You may revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record on the Record Date and you returned a paper proxy card, you can write to the Corporate Secretary at our corporate offices, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, stating that you wish to revoke your proxy and that you need another proxy card. If you submitted your proxy by the Internet or by telephone, you can vote again over the Internet or by telephone. If you hold your shares of Common Stock through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and following its procedure for revocation. If you are a shareholder of record on the Record Date and you attend the Annual Meeting, you must request a revocation of your submitted proxy and vote by ballot to revoke your proxy. Your appearance alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

How many votes can be cast by all shareholders?

53,193,852 votes, consisting of one vote for each outstanding Common Share outstanding on the Record Date.

60	AWI 2017 Proxy Statement

ADDITIONAL MEETING INFORMATION (CONTINUED)

What is the quorum requirement for the Annual Meeting?

A quorum of the holders of the outstanding shares of Common Stock must be present for the Annual Meeting to be held. A “quorum” is the presence at the Annual Meeting, in person or represented by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a matter to be acted on at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the Annual Meeting will have the power, except as otherwise provided by statute, to adjourn the Annual Meeting to such time and place as they may determine. Those shareholders who attend the second of such adjourned meetings, even if less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

What vote is required to elect directors at the Annual Meeting?

At the Annual Meeting, in connection with the election of directors, you will be entitled to cast one vote for each share held by you for each nominee. Votes may be cast “for” or “withheld” with respect to each nominee. Directors will be elected by a plurality of the votes cast at the Annual Meeting. A plurality means that the nominees with the largest number of votes cast “for” their election, up to the 10 directors to be chosen at the Annual Meeting, will be elected. Votes that are “withheld” will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. However, the Board has adopted a Policy on Majority Voting, pursuant to which, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will within 10 business days following certification of the shareholder vote, tender his or her resignation to the Board. See “CORPORATE

GOVERNANCE – Policy on Majority Voting in the Election of Directors.”

What vote is required to approve the other items at the Annual Meeting?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017 requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. The advisory approval of executive compensation requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. The advisory approval of the frequency period of future shareholder advisory votes on our executive compensation programs requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of our shares of Common Stock represented in person, via the Internet, or by proxy at the Annual Meeting and entitled to vote on the matter.

How are votes, abstentions and broker non-votes counted?

Broker non-votes will be included in determining whether a quorum is present but will have no effect on the outcome of the matters to be voted upon at the Annual Meeting, including in connection with the election of directors. Abstentions are not considered a vote cast under Pennsylvania law. Under our Bylaws, however, other than in connection with the election of directors, abstentions will have the effect of a negative vote with respect to matters to be voted upon at the Annual Meeting.

Who will count the votes and how much does it cost the Company?

We have engaged Broadridge Investor Communications Solutions, Inc. to tabulate the proxy votes and any votes cast in person for a fee of approximately $25,000 plus reasonable expenses.

What does it mean if I receive more than one proxy card or voting instructions?

It means that you have multiple accounts in which you own our shares of Common Stock. Please vote

AWI 2017 Proxy Statement	61

ADDITIONAL MEETING INFORMATION (CONTINUED)

all proxy cards/voting instructions from the Company to ensure that all your shares of Common Stock are voted. However, you may want to contact your broker, bank or the Company’s transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is AST. All communications concerning shares of Common Stock you hold in your name, including address changes, name changes, requests to transfer and similar issues, can be handled by contacting AST at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue Brooklyn, NY 11219; or by email to info@amstock.com; or by phone (1-800-937-5449).

What should we do if multiple shareholders reside in our household, and we wish to change the copies of proxy materials that we receive?

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless we have received contrary instructions from such bank, broker, broker-dealer or similar organization, only one copy of this proxy statement and the annual report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the attention of Investor Relations, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, or via telephone to the Investor Relations department at 717-396-6354, we will promptly provide separate copies of the annual report and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement or annual report and who wish to receive a single copy of such materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Who may solicit proxies on the Company’s behalf?

Our directors, officers and employees may solicit proxies from our shareholders. These persons will not receive any additional compensation for these services. We will request that the Notice of Annual Meeting, this proxy statement, the proxy card, and related materials (if any), be forwarded to beneficial owners by banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. We will bear the costs of preparing, assembling and mailing the proxy materials and expect to reimburse such beneficial owners for all such solicitations.

OTHER BUSINESS

The Board knows of no matters other than the foregoing to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

62	AWI 2017 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the regulations thereunder require certain of our officers, as well as our directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of these reports within a prescribed period of time and written representations we received from the reporting persons, we believe that all filings required to be made by the reporting persons during or with respect to the period January 1, 2016 through December 31, 2016 were made on a timely basis, except that the Form 4 filed with the SEC on April 19, 2016 to report a grant of restricted stock units tax withholding associated with the vesting of restricted stock awards on April 11, 2016 for Mr. McNamara was not filed on a timely basis.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2018 annual meeting for inclusion in the Company’s 2018 proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s corporate offices in Lancaster, Pennsylvania, no later than January 1, 2018.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2018 annual meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s corporate offices in Lancaster (see above), not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of this annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Bylaws (and not pursuant to SEC Rule 14a-8) must be received no later than April 14, 2018. All director nominations and shareholder proposals must comply with the requirements of our Bylaws, a copy of which may be obtained at no cost from the Corporate Secretary.

In either case, if the date of our 2018 annual meeting is more than 30 calendar days before or after the first anniversary of this annual meeting, your proposal must be received by the Corporate Secretary by close of business on the fifteenth day following the day we publicly announce the date of the 2018 annual meeting.

Any shareholder proposals not received by such applicable dates will be considered untimely and, if presented at the 2018 annual meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by SEC Rule 14a-4(c).

AWI 2017 Proxy Statement	63

ANNUAL REPORT ON FORM 10-K

Our Annual Report to Shareholders, including financial statements, is being furnished simultaneously with this proxy statement to all shareholders of record as of the Record Date. A copy of our Annual Report and Form 10-K for the year ended December 31, 2016, including financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to shareholders upon written request to: Armstrong World Industries, Inc., Investor Relations, P.O. Box 3001, Lancaster, PA 17604.

Our Annual Report is also available at www.proxyvote.com, or www.armstrongceilings.com – Investors – SEC Filings – 10-K. The Form 10-K will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon our receipt of payment of reproduction and mailing expenses.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Exchange Act, as amended, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

64	AWI 2017 Proxy Statement

ANNEX A to Armstrong World Industries, Inc. 2017 Proxy Statement

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company provides additional measures of performance adjusted to exclude the impact of foreign exchange, restructuring charges and related costs, impairments, the non-cash impact of the U.S. pension plan and certain other gains and losses. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2016. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Dollars are in millions unless otherwise indicated.

2016
Adjusted EBITDA*	$315
Depreciation and Amortization**	(78)
Operating Income, Adjusted	$237
Non-cash Impact of U.S. Pension	13
Separation Expenses	34
Cost Reduction Initiatives	4
Foreign Exchange Movements	1
Operating Income, Reported	$185

AMERICAS
2016
Adjusted EBITDA	$297
Depreciation and Amortization	(52)
Operating Income, Adjusted	$245
Non-cash Impact of U.S. Pension	13
Operating Income, Reported	$232

EMEA
2016
Adjusted EBITDA	$10
Depreciation and Amortization	(17)
Operating Income, Adjusted	$(7)
Foreign Exchange Movements	1
Operating Income, Reported	$(8)

PACIFIC RIM
2016
Adjusted EBITDA	$12
Depreciation and Amortization	(9)
Operating Income (Loss), Adjusted	$3
Cost Reduction Initiatives	4
Foreign Exchange Movements	(1)
Operating Income (Loss), Reported	$—

CORPORATE
2016
Adjusted EBITDA	$(4)
Depreciation and Amortization	—
Operating Income (Loss), Adjusted	$(4)
Separation Expenses	34
Foreign Exchange Movements	1
Operating Income (Loss), Reported	$(39)

A-1

CASH FLOW
		2016
	As Reported	AFI	Continuing Ops
Net cash from operations	$49	$(3)	$52
Less: net cash (used for) investing	(17)	(12)	(5)
Add back (subtract): Separation Costs			54
Add back (subtract): Interest Rate Swap Settlement			11
Add back (subtract): Environmental			5
Free Cash Flow			$117

*	Includes $4 million of unallocated Corporate expense related to the separation of AFI that will not reoccur in 2017.
**	Excludes accelerated depreciation associated with cost reduction initiatives reflected herein. Actual D&A as reported is $77.8 million for the year ended December 31, 2016.

A-2

ARMSTRONG WORLD INDUSTRIES, INC. MARK A. HERSHEY 2500 COLUMBIA AVENUE LANCASTER, PA 17603
1 BROADRIDGE OF
FINANCIAL SOLUTIONS, INC.
2 ATTENTION:
11 1 OF 2
TEST PRINT
1 51 MERCEDES WAY
1 EDGEWOOD, NY
11717
VOTE BY INTERNET
Before The Meeting: www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting: www.virtualshareholdermeeting.com/awi2017
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
NAME
THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K
CONTROL # 0000000000000000
SHARES 123,456,789,012.12345 123,456,789,012.12345
HOUSEHOLDING AREA

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x
E28637-P91720 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ARMSTRONG WORLD INDUSTRIES, INC.
For Withhold For All The Board of Directors recommends you vote FOR the following:
All All Except
1. Election of Directors Nominees: 01) Stan A. Askren 06) James J. O’Connor
02) Victor D. Grizzle 07) John J. Roberts
03) Tao Huang 08) Gregory P. Spivy 04) Larry S. McWilliams
09) Roy W. Templin 05) James C. Melville 10) Cherryl T. Thomas
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposals:
For Against Abstain
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2017.
3. To approve, on an advisory basis, our executive compensation program.
The Board of Directors recommends you vote ONE (1) YEARS on the following proposal:
1 Year 2 Years 3 Years Abstain 4. To approve, on an advisory basis, the frequency with which shareholders will be presented with the non-binding proposal to approve the compensation of the named executive officers (every 1, 2 or 3 years).
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
BROADRIDGE
FINANCIAL SOLUTIONS
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717 Signature [PLEASE SIGN WITHIN BOX] Date JOB #
Signature (Joint Owners) Date
SHARES CUSIP # SEQUENCE # V.1.2
02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.
E28638-P91720
ARMSTRONG WORLD INDUSTRIES, INC. Annual Meeting of Shareholders July 13, 2017 8:00 a.m.
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Victor D. Grizzle and James J. O’Connor as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Armstrong World Industries, Inc. held of record by the undersigned on April 28, 2017, at the Annual Meeting of Shareholders to be held on July 13, 2017 at 8:00 a.m., or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
V.1.2